UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): May 6, 2015

DSG GLOBAL INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53988	26-1134956
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

214 - 5455 152nd Street Surrey, British Columbia, Canada V3S 5A5
(Address of principal executive offices)

1 (877) 589 - 8806
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This report contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Description of Business” and “Management's Discussion and Analysis of Financial Condition and Results of Operations”. These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the factors described in the section captioned “Risk Factors” below. In some cases, you can identify forward-looking statements by terms such as “anticipates”, “believes”, “could”, “estimates”, “expects”, “intends”, “may”, “plans”, “potential”, “predicts”, “projects”, “should”, “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements include, among other things, statements relating to:

•	our anticipated growth strategies and our ability to manage the expansion of our business operations effectively;

•	our ability to keep up with rapidly changing technologies and evolving industry standards;

•	our ability to source our needs for skilled employees;

•	the loss of key members of our senior management; and

•	uncertainties with respect to the legal and regulatory environment surrounding our technologies.

Also, forward-looking statements represent our estimates and assumptions only as of the date of this report. You should read this report and the documents that we reference and filed as exhibits to this report completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

As used in this current report, the terms the “Company”, “DSG”, “DSG GLOBAL”, “we”, “us” and “our” refer to DSG Global Inc. (formerly Boreal Productions Inc.), a Nevada company and our subsidiaries DSG TAG Systems Inc., a Nevada company (also referred to as “DSG TAG”), and DSG Tag Systems International, Ltd., a United Kingdom company (also referred to as “DSG UK”).

ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

Reverse Acquisition

On April 13, 2015, we entered into a share exchange agreement with DSG TAG Systems Inc. and the shareholders of DSG TAG Systems who become parties to the agreement.  Pursuant to the terms of the share exchange agreement, we agreed to acquire not less than 75% and up to 100% of the issued and outstanding common shares in the capital stock of DSG TAG in exchange for the issuance to the selling shareholders of up to 20,000,000 shares of our common stock on the basis of 1 common share for 5.4935 common shares of DSG TAG.  We first announced the share exchange agreement in our current report on Form 8-K filed with the Securities and Exchange Commission on April 15, 2015.

On May 6, 2015, we completed the acquisition of 75% (82,435,748 common shares) of the issued and outstanding common shares of DSG TAG   as contemplated by the share exchange agreement by issuing 15,185,875shares of our common stock to 12 shareholders of DSG TAG Systems who became parties to the agreement.   We issued the 15,185,875 common shares to 12 non “U.S. persons” in an “offshore transaction” (as those terms term are defined in Regulation S of the Securities Act of 1933), relying on Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

As a result of our acquisition on May 6, 2015of the 82,435,748 shares of DSG TAG, we have voting and dispositive control over 75% of the issued and outstanding shares of common stock of DSG TAG, making it our majority-owned subsidiary.  We may continue to acquire additional outstanding common shares of DSG TAG pursuant to the April 13, 2015 share exchange agreement as additional shareholders of DSG TAG become parties to the agreement and tender their shares for exchange.

Debt Settlement

As a condition to the closing the share exchange agreement, we issued an additional 179,823 shares of our common stock to Westergaard Holdings Ltd. in partial settlement of accrued interest on $2,502,168.23 in debt owed by DSG TAG Systems Inc. to Westergaard Holdings Ltd.  We issued the 179,823 common shares to 1 non “U.S. person” in an “offshore transaction” (as those terms term are defined in Regulation S of the Securities Act of 1933), relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

As a result of the share exchange and debt settlement transactions completed on May 6, 2015, we have 25,365,698 issued and outstanding common shares at the time of this report, of which 60.57% is held by the shareholders of DSG TAG participating in the share exchange agreement.

The reverse acquisition was accounted for as a recapitalization effected by a share exchange, wherein DSG TAG is considered the acquirer for accounting and financial reporting purposes. The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

On May 6, 2015, as a result of our issuance of 25,365,698 common shares  pursuant to the share exchange agreement and debt settlement described in above Item 1.01,  Andrea Fehsenfeld, who held beneficial ownership and control over 50% of our issued and outstanding common shares prior to May 6, 2015, now holds beneficial ownership over 19.71% of our issued and outstanding common shares. Please refer to the section of this current report entitled “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT” for additional information regarding the ownership of our common shares as at the date of this report.  There are no arrangements or understandings among any of our shareholders known to our company with respect to the election of directors and other matters. We do not currently have any other arrangements which if consummated may result in a change of control of our company.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY, ARRANGEMENTS OF CERTAIN OFFICERS.

On May 6, 2015 immediately upon closing of the share exchange agreement with DSG TAG Systems, we accepted the resignation of Andrea Fehsenfeld as Chief Executive Officer, Chief Financial Officer, President, Secretary and Treasurer of our company.  Ms. Fehsenfeld’s resignation was not the result of any disagreement with our company regarding our operations, policies, practices or otherwise.

Concurrent with Andrea Fehsenfeld’s resignation, we appointed Robert Silzer as Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and as a proposed director of our company.  In addition to the appointment of Mr. Silzer, we appointed Keith Westergaard, Jason Sugarman, Rupert Wainwright, Stephen Johnston, and James Singerling also as proposed members to our board of directors.  Such proposed directors, however, will not take office until at least ten days after an information statement on Schedule 14F-1 is mailed or delivered to all of our shareholders in compliance with Section 14(f) of the Securities Act of 1934, as amended, and Rule 14(f)-1 thereunder. Our board of director will then consist of Ms. Fehsenfeld, and Messrs. Silzer, Westergaard, Sugarman, Wainwright, Johnston, and Singerling.

There are no understandings or arrangements between Messrs. Silzer, Westergaard, Sugarman, Wainwright, Johnston, or Singerling and any other person pursuant to which they were selected as an officer or director.  There are no family relationships among any director, executive officer or person nominated or chosen by us to become a director or executive officer.

Please refer to the section of this current report entitled “DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS” elsewhere in this report for biographical information concerning our officer and directors.

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS

As a result of the consummation of the Share Exchange described in Item 2.01 of this Current Report on Form 8-K, we believe that we are no longer a “shell company”, as that term is defined in Rule 405 under the Securities Act and Rule 12b-2 under the Exchange Act.

FORM 10 DISCLOSURE

As disclosed elsewhere in this report, on May 6, 2015, we acquired DSG TAG as a majority owned subsidiary in a reverse acquisition transaction. Item 2.01(f) of Form 8-K states that if the registrant was a shell company, as we were immediately before the reverse acquisition transaction disclosed under Item 2.01, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10.

Accordingly, we are providing below the information that would be included in a Form 10 if we were to file a Form 10. Please note that the information provided below relates to the combined enterprises after the acquisition of DSG TAG that information relating to periods prior to the date of the reverse acquisition only relate to DSG Global (formerly Boreal Production Inc.), unless otherwise specifically indicated.

DESCRIPTION OF BUSINESS

Our Corporate History and Background Prior to the Closing of the Share Exchange Agreement

Boreal Productions Inc. (the Company) was incorporated under the laws of the State of Nevada on September 24, 2007.  Andrea Fehsenfeld was then appointed sole officer and director.  The Company was formed to option feature films and TV projects and then package them to sell at a profit to various studios and production companies.

At that time the board of directors voted to seek capital and begin development of our business plan. We received our initial funding of $9,000 through the sale of common stock to Ms. Fehsenfeld who purchased 3,000,000 shares of common stock at $0.003 per share and $45,000 from the sale of 3,000,000 shares of common stock issued to 30 un-affiliated investors at $0.015 per share. On June 11, 2008, we effected a five for one forward stock split of our authorized and issued and outstanding common stock. As a result, our authorized capital increased from 75,000,000 to 375,000,000 shares of common stock and our outstanding share capital increased from 6,000,000 shares of common stock to 30,000,000 shares of common stock.

We have not achieved revenues and have accrued a Net Loss of $118,663since inception through December 31, 2014.  We have been issued a going concern opinion by our auditors and rely upon the sale of our securities to fund operations.  To date we have been unable to raise sufficient capital to finance the production of any film or television production and, consequently, our management has sought alternative strategies, such as business combinations or acquisitions, to create value for our shareholders.

On April 13, 2015, we entered into a share exchange agreement with DSG TAG and the shareholders of DSG TAG who become parties to the share exchange agreement.  Pursuant to the terms of the share exchange agreement, we agreed to acquire not less than 75% and up to 100% of the issued and outstanding shares of DSG TAG’s common stock in exchange for the issuance by our company of up to 20,000,000 shares of our common stock to the shareholders of DSG TAG on the basis of one of our common shares for 5.4935 common shares of DSG TAG.

Previously, in anticipation of the share exchange agreement with DSG TAG, we undertook to change our name and effect a reverse stock split of our authorized and issued common stock.  Accordingly, on January 19, 2015, our board of directors  approved an agreement  and plan of merger to merge  with our  wholly-owned  subsidiary  DSG Global  Inc.,  a Nevada corporation,  to effect a name change from Boreal Productions Inc. to DSG Global Inc. Our company remains the surviving company.  DSG Global Inc. was formed solely for the change of name.

Also on January 19, 2015, our company's board of directors approved a resolution to effect a reverse stock split of our authorized and issued and outstanding shares of common stock on a three (3) old for one (1) new basis.  Upon effect of the reverse split, our authorized capital will decrease from 375,000,000 shares of common stock to 125,000,000 shares of common stock and correspondingly, our issued and outstanding shares of common stock will decrease from 30,000,000 to 10,000,000 shares of common stock, all with a par value of $0.001.

Articles of Merger to effect the merger and change of name and a Certificate of Change to effect the reverse stock split were filed with the Nevada Secretary of State on January 22, 2015, with an effective date of February 2, 2015. The name change and forward split were reviewed by the Financial Industry Regulatory Authority (FINRA) were approved for filing with an effective date of February 23, 2015.

The name change became effective with the Over-the-Counter Bulletin Board and OTC Markets quotation system at the opening of trading on February 23, 2015 under the symbol "BRPOD".  Effective March 19, 2015 our stock symbol changed to "DSGT".  Our new CUSIP number following the symbol change is 23340C104.

On May 6, 2015, we completed the acquisition of 75% of the issued and outstanding common shares of DSG TAG  (82,435,748 shares) as contemplated by the share exchange agreement by issuing 15,185,875 shares of our common stock to 12 shareholders of DSG TAG Systems who became parties to the agreement.  As a result of our acquisition on May 6, 2015 of the common shares of DSG TAG, we have voting and dispositive control over 75% of the issued and outstanding securities of DSG TAG, making it our majority-owned subsidiary.  We may continue to acquire additional outstanding common shares of DSG TAG pursuant to the April 13, 2015 share exchange agreement as additional shareholders of DSG TAG become parties to the agreement and tender their shares for exchange.

Our principal executive office is located at 214 - 5455 152nd Street, Surrey, BC, V3S 5A5 Canada. The telephone number at our principal executive office is 1 (877) 589 - 8806.  We also have an international sales office at Avondale House, 262 Uxbridge Road, Pinner, Middlesex, HA5 4HS, United Kingdom.

Business Subsequent to the Closing of the Share Exchange Agreement

Subsequent to the closing of the share exchange agreement with DSG Tag Systems, Inc. (“DSG TAG”), we have adopted the business and operations of DSG TAG.

DSG TAG was incorporated under the laws of the State of Nevada on April 17, 2008 and extra provincially registered in British Columbia, Canada in 2008.  In March 2011, DSG TAG formed DSG Tag Systems International, Ltd. in the United Kingdom (“DSG UK”). DSG UK is a wholly owned subsidiary of DSG TAG.

DSG TAG is a technology development company based in Surrey, British Columbia, Canada, engaged in the design, manufacture, and marketing of fleet management solutions for the golf industry, as well as commercial, government and military applications. Its principal activities are the sale and rental of GPS tracking devices and interfaces for golf vehicles, and related support services. The company was founded by a group of individuals who have dedicated their careers to fleet management technologies and have been at the forefront of the industry's most innovative developments. The company has developed the TAG suite of products that represents a major breakthrough as the first completely modular fleet management solution for the golf industry. The Executive Team has over 50 years' experience in the design and manufacture of wireless, GPS, and fleet tracking solutions. The TAG suite of products is currently sold and installed around the world in golf facilities and commercial applications through a network of established distributors and partnerships with some of the most notable brands in fleet and equipment manufacture.

The company specializes in the vehicle fleet management industry. DSG stands for “Digital Security Guard” which is the company’s primary value statement giving fleet operator’s new capabilities to track and control their vehicles. The company has developed a proprietary combination of hardware and software that is marketed around the world as the TAG System. The company has primarily focused on the golf industry where the TAG System is deployed to help golf course operators manage their fleet of golf carts, turf equipment, and utility vehicles. DSG is now a leader in the category of Fleet Management in the golf industry and was awarded “Best Technology of the Year” by Boardroom magazine the publication of the National Golf Course Owners Association in 2010. To date the TAG is installed on over 8,000 vehicles and the company has monitored over 6,000,000 rounds.

The TAG system fills a void in the marketplace by offering a modular structure which allows the customer to customize their system depending on desired functionality and budget constraints. In addition to the core TAG vehicle control functionality which can operate independently, DSG has two golfer information display systems; the alphanumeric TEXT and high definition TOUCH providing the operator two options which is unique in the industry.

The market for the TAG System is the 40,000 golf operations worldwide, while the golf industry is still the primary sales and marketing focus, the company has completed several successful pilots of the TAG in other vertical markets such as agriculture, and commercial fleet deployments. With appropriate resources in place the company will implement a sales and marketing strategy expanding into these markets.

Currently the company has a direct North American sales force which comprises the most significant portion of the golf fleet market and has forged key relationships with distributors and major market players such as E-Z-GO, Yamaha and Ransomes Jacobsen to help drive sales for the North American and worldwide markets.

Emerging Growth Company

We are an Emerging Growth Company as defined in the Jumpstart Our Business Startups (JOBS) Act.

We shall continue to be deemed an emerging growth company until the earliest of

(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

(C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

(D) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

We have elected not to opt out of the extended transition period for complying with any new or revised accounting standards pursuant to Section 107(b) of the JOBS Act.

DSG TAG Technologies and Products

Technology Overview

DSG produces a “modular” suite of products to provide fleet management solution for any vehicle required for a golf operation, and provides two golfer information display options to meet the operators budget requirements. DSG TAG believes that it is currently the only company in the golf fleet management industry with these capabilities.

The DSG TAG System is designed from the ground up to be a golf/turf vehicle fleet management system. Its main function is addressing the golf course operator needs. While employing same core technology (cellular wireless and GPS) as traditional commercial vehicle fleet management systems, DSG has created patent pending solutions to adapt it to the very specific requirements of the golf environment.  Compared to mainstream fleet tracking products, DSG TAG collects 10 to 50 times more data points per MB (megabyte) of cellular data due to its proprietary data collection and compression algorithms. Also the relative positioning accuracy is improved by almost one order of magnitude by the use of application-specific geo-data validation and correction methods.

DSG TAG’s proprietary methods make it possible to offer a solution suitable for use on golf courses at a price low enough to be affordable in the industry.  Every system component incorporates state-of-the-art technology (server, mobile trackers, display). In developing its products DSG TAG Systems has adopted an application oriented approach placing the most emphasis (and research & development)  on server and end-user software by taking advantage of the commodity level reached by mainstream technologies such as Global Positioning (GPS) and M2M (Machine to Machine) Cellular Data in the wider context of Commercial Fleet Management.

DSG TAG leveraged the existence of an abundance of very cost effective telematics solutions by selecting an “off-the-shelf” hardware platform that meets all the main performance and environmental requirements for operation in the harsh, outdoor golf course environment.  While removing all risk and cost associated with developing a proprietary hardware platform, DSG TAG has maintained the unique nature of its hardware solution by developing a set of proprietary adapters and interfaces specifically for the golf application.

DSG TAG has secured an exclusive supply agreement with the third-party hardware manufacturers for the vertical of golf industry. Additionally, DSG TAG owns the design of all proprietary adapters and interfaces. This removes the risk of a potential competitor utilizing the same hardware platform.  Competitors could attempt to reverse engineer or copycat the TAG technology and equipment. This risk factor is mitigated by the fact that our product does not rely on a particular technology or hardware platform to be successful but on a very specific vertical software application that is far more difficult to copy (and respectively easier to protect).

The application software contains patent features implemented in every core component of the system. The TAG device runs DSG proprietary firmware incorporating unique data collection and compression algorithms. The web server software which powers the end-user application is also proprietary and incorporates the industry knowledge accumulated through the over 70 years of collective experience of the DSG TAG team.

This approach has given the product line a high level of endurance against technology obsolescence. At any point in time, if a hardware component is discontinued or a better/less expensive hardware platform becomes available, the software application can be easily adapted to operate on the new platform or with the new component. The company benefits from the constant increase of performance and cost reduction of mainstream hardware technology without any additional cost.

The web-based Software-as-a-Service (SaaS) model used by DSG TAG System is optimal for low operating and support costs and rapid-cycle release for software updates. It is also a major factor in eliminating or substantially reducing the need for any end-user premises equipment. Customers have access to the service through any internet connected computer or mobile device, there is no need for a local wireless network on the facility and installation time and cost are minimal.

DSG TAG is positioned to take advantage of mainstream technology and utilize “best of breed” hardware platforms to create new generations of products. Our software is designed to be “portable” to future new platforms with better GPS and wireless technology in order to maintain the Company competitive edge.

All new product development effort of DSG TAG is following the same model: select the best of breed third-party hardware platform, design and produce custom proprietary accessories while focusing the bulk of the development efforts on vertical software application to address a very specific set of end-customer needs.

The latest addition to the TAG family of products, the TAG TOUCH is a perfect example of this development philosophy in action: the main component is a last-generation Android tablet PC wrapped in a custom designed outdoor enclosure containing the power supply and interface components required for the golf environment. The software application is taking advantage of all the advanced high resolution graphics, touch user interface and computing power of the Android OS delivering a vastly superior user experience compared to competitive systems. The time to market for this product was 30% of how long it took to develop and launch this type of products in the past.

The TAG Control Unit

The company’s flagship product is the TAG Control unit. The TAG can operate as a “stand alone” unit or with one of two displays; the TEXT alphanumeric display or the TOUCH high definition “touch activated” screen. The TAG is GPS enabled and communicates with the TAG software using cellular GSM networks. Utilizing the cellular networks rather than erecting a local Wi-Fi network assures carrier grade uptime, and vehicle tracking “off- property”. GSM is the de facto global standard for mobile communications.

The TAG unit itself is discreetly installed usually in the nose of the vehicle to give the GPS clear line of site. It is then connected to the vehicle battery and ignition. The property is then mapped using the latest satellite imagery that is graphically enhanced and loaded into the TAG System as a map.

Once installed the vehicle owner utilizes the TAG software to locate the vehicle in real time using any computer, smartphone, or tablet that has an internet connection and perform various management operations.

The operator can use the geo-fencing capabilities to create “zones” on the property where they can control the vehicles behavior such as shutting down a vehicle that is entering a sensitive or dangerous area. The TAG System also monitors the strength of the vehicle’s battery helping to prevent sending out vehicles undercharged batteries which can be an inconvenience for the course and negatively impact the golfer experience.

Features and Benefits

•	Internal battery utilizing Smart Power technology which charges the battery only when the vehicle is running (gas) or being charged (electric)

•	Pace of Play management and reporting which is a critical statistic for the golf operator

•	No software to install

•	Web based access on any computer, smartphone, or tablet

•	Set up restricted zones to protect property, vehicles, and customers

•	Real time tracking both on and off property (using Street Maps)

•	Email alerts of zone activity

•	Cart lockdown

•	Detailed usage reporting for improved maintenance and proper vehicle rotation

•	Geo fencing security features

•	Ability to enforce cart path rules which is key to protecting course on wet weather days

TEXT Display

The TEXT is paired with the TAG Control unit as DSG’s entry level display system for operators who desire to provide basic hole distance information and messaging to the golf customer. The TEXT is a very cost effective solution for operators who desire to give their customers GPS services with the benefits of a Fleet Management back end. The TEXT can be mounted on the steering column or the dash depending on the customer’s preference.

DSG’s entry level alphanumeric golf informations display

Features and benefits

•	Hole information display

•	Yardage displays for front, middle, back locations of the pin

•	Messaging capabilities – to individual carts or fleet broadcast

•	Zone violation warnings

•	Pace of Play notifications

•	Smart battery technology to prevent power drain

•	Versatile mounting option

TOUCH Display

The TOUCH is a solution for operators who desire to provide a high level visual information experience to their customers. The TOUCH is a high definition “Touch” activated display screen mounted in the golf cart integrated with the TAG Control unit to provide a full back/front end Fleet Management solution. The TOUCH displays hole graphics, yardage, and detailed course information to the golfer and provides interactive features such as Food and Beverage ordering and scorekeeping.

The industry leading Touch HD – the most sophisticated display in the market.

Features and Benefits

•	Integrated Food and Beverage ordering

•	Pro Tips

•	Flyover capability

•	Daily pin placement display

•	Interactive Scorecard with email capability

•	Multiple language choices

•	No power drain with Smart Battery technology

•	Full broadcast messaging capabilities

•	Pace of Play display

•	Vivid hole graphics

•	Option of steering or roof mount

Advertising Platform

A unique feature of the TOUCH system is the advertising display capability. This can be used by the operator for internal promotion of services or for generating revenue by selling the ad real estate since the golf demographic is very desirable to advertisers. The TOUCH displays banner, panel, full page, pro tip, and Green view ads. There is also ad real estate on the interactive feature screens for Food and Beverage ordering and the scorecard. The Touch System can also display animated GIF files or play video for added impact.

Advertising displayed in multiple formats including animated GIF and video

DSG TAG has developed proprietary “Ad Manager” software which is used to place and change the ads on the system(s) from a central NOC (Network Operations Center) in real time. The Ad Manager can deploy to a single system or multiple systems. This creates a network of screens that is also very desirable to advertisers as ad content can be deployed locally, regionally, or nationally. The advertising platform is an important part of the company’s future marketing and sales strategy.

TAG TURF

The TAG Turf was developed to give course operators the same back end management features for their turf equipment and utility vehicles. Turf equipment is expensive and a single piece can run over $100,000 and represents a large portion of a golf course operating budget. The TAG Turf has comprehensive reporting that the operator can utilize to implement programs that can increase efficiencies, reduce labor costs, and help lower idle times. Since the golf course needs to be maintained regardless of volume these cost saving measures directly impact the operator’s bottom line.

Features and Benefits

•	Can be installed on any turf, utility, or service vehicle

•	Work activity tracking and management

•	Work breakdown and analysis per area, work group, activity type or specific vehicle

•	Vehicle idling alerts

•	Zone entry alerts

•	Detailed travel (cutting patterns) history

•	Detailed usage reports with mileage and hours

The TAG Turf provides detailed trail history and cutting patterns

Revenue Model

DSG TAG derives revenue from 4 different sources. There are 3 monthly recurring revenue streams in Monthly Service Fees which are paid by all customers, Monthly Rental Fees if the customer has selected that option to acquire the system, and Advertising Revenue share which is an important strategic component of the company plan going forward.  Finally, there are fees derived from outright system purchases for those customers who prefer and have the resources to make a one-time cash payment.

Markets

Sales and Marketing Plan

The market for the TAG System is the worldwide golf cart and Turf equipment fleets. There are 40,000 golf courses around the world with North America being the largest individual market with 20,000. This represents over 3,000,000 vehicles. The golf market has five distinct types of operations. Municipal, Private Country Clubs, Destination Resorts, Public Commercial, Military and University affiliated. DSG has deployed and has case studies developed TAG systems in each of these categories.

North America Sales

Since the largest market is North America the company employs a direct sales team that provides full sales coverage. Current regions are;

•	Western Canada

•	Eastern Canada

•	Northeast USA

•	Western USA

•	Southeastern USA

•	Midwest USA

•	Georgia & the Carolina’s & Military applications

International Sales

DSG focuses on select global golf markets that offer significant volume opportunities and that value the benefits that our products deliver.

We utilize strategic distributor partnerships in each targeted region/country to sell, install and service our products. Distributors are selected based on market strength, market share, technical and selling capability, and overall reputation. While we do not select distributors solely based on their golf car affiliation, we do leverage our strong relationship with Yamaha, E-Z-GO and Ransomes Jacobsen (sister company to E-Z-GO) in developing our distributor network around the world. Today, many of our distributor partners are the leading distributors for E-Z-GO and RJ and hold a dominant position in their respective markets. While they are Yamaha or E-Z-GO distributors, most sell DSG products to all courses regardless of their choice of golf car as a value add to their customers and to generate additional revenue. We complement this distributor base with independent distributors as needed to ensure we have sufficient coverage in critical markets.

Currently DSG is focused on Europe, Asia and South Africa. The company is looking to expand next into Australia and Latin America.

Management Companies

In the golf industry many facilities are managed by management companies. The portfolios of these companies vary from a few to dozens of golf courses or more.  Troon, the world’s largest player in golf course management, has over 200 courses under management. The management companies provide everything from branding, staffing, management systems, marketing, and procurement.

DSG has been successful in completing installations and developing relationships with several of the key players who control a substantial number of courses. DSG will continue to implement system developments that are driven by the needs of these management companies such as combined reporting, multiple course access through a centralized dashboard. This development will become a competitive advantage for DSG in the management company market.

DSG has dedicated a team to create specific collateral for this market and has assigned a senior executive to have direct responsibility to manage these relationships.

Competition

We compete with a number of established producers and distributors of vehicle fleet management systems.  Our competitors include producers of golf specific applications, such as GPS Industries, LLC., one of the leading suppliers of golf cart fleet management systems, as well as producers of non-golf specific utility vehicle fleet management systems, such as Toro.  Many of our competitors have longer operating histories, better brand recognition and greater financial resources than we do. In order for us to successfully compete in our industry we must:

•	demonstrate our products’ competitive advantages;
•	develop a comprehensive marketing system; and
•	increase our financial resources.

However, there can be no assurance that even if we do these things we will be able to compete effectively with the other companies in our industry.

We believe that we will be able to compete effectively in our industry because of the versatility, reliability, and relative affordability of our products when compared to those of our competitors.  We will attempt to build awareness of our competitive advantages among existing and potential customers through trade shows, sales visits and demonstrations, online marketing, and positive word of mouth advertising.

However, as we are newly-established company relative to our competitors, we face the same problems as other new companies starting up in an industry, such as limited access to capital. Our competitors may be substantially larger and better funded than us, and have significantly longer histories of research, operation and development than us. In addition, they may be able to provide more competitive products than we can and generally be able to respond more quickly to new or emerging technologies and changes in legislation and regulations relating to the industry. Additionally, our competitors may devote greater resources to the development, promotion and sale of their products or services than we do. Increased competition could also result in loss of key personnel, reduced margins or loss of market share, any of which could harm our business.

Our primary competitor in the field of golf course fleet management is GPS Industries, a company that was founded in 1996 by Mr. Bob Silzer, the founder of DSG TAG Systems. GPS Industries is currently the largest player in the marketplace with an installed base of approximately 750 golf courses worldwide. GPS Industries was consolidated by various mergers and acquisitions with a diversity of hardware platforms and application software. Since 2009, when GPS Industries has introduced their latest product offering called the Visage, in an exclusive partnership with Club Car, their strategy has been to target mostly their existing customers and motivate them into replacing their existing, older GPS system, with the Visage system.

GPS Industries is leveraging very heavily their partnership with Club Car, which is one of the three largest golf cars manufacturers in the world and at times is benefiting from golf operators preference for Club Car and their vehicles when they select their management system.

Market Mix

However that limits their offering to certain models and types of Club Car vehicles.

Since the introduction of the DSG TAG product line, the golf course operators realized that they have now access to a budget-friendly fleet management tool that works not only on golf cars but also with all other vehicles used on the golf course such as turf maintenance, shuttles, and other utility vehicles.

Marketing studies have identified that half of the golf course operators only need a fleet management system and only 15% need a high end GPS golf system. This illustrates the strong competitive advantage that DSG TAG Systems has versus GPS Industries since their product can only address the needs of a relatively small fraction of the marketplace.

Consequently, GPS Industries installed base has steadily declined since most of their new product installations have replaced older product for existing customers and some customers have opted for a lower budget system and switched over to DSG TAG Systems.

Marketing Activities

The company has a multi layered approach marketing the TAG suite of products. One of the foundations of this plan is attending industry trade shows which are well attended by golf operators. The two largest shows are the PGA Merchandise Show and the Golf Industry Show which are held in Florida at the end of January. The company also attends a number of regional shows around North America. International events are attended by our distributors and partners.

The second layer is memberships in key organizations such as the National Golf Course Owners Association, Golf Course Superintendents Association, and Club Managers Association of America. These are very influential in the industry and have marketing channels such as publications, email blasts, and web based marketing. The company also markets directly to course operators through email, surveys direct mail programs.

Lead Generation

One of the primary sources of lead generation is through the company’s strategic partnerships with EZ-GO, Yamaha, and Ransomes Jacobson. These relationships provide the company with a great deal of market intelligence. The sales forces of the partners work in tandem with the DSG sales team by passing on the leads, creating joint proposals, and distributing TAG sales material. The company has also created co-branded materials for specific value items of interest to operators such as Pace of Play solutions. DSG sale s and marketing staff attend partner sales events to conduct training and discuss marketing strategies.

The company is in the process of testing an internal telemarketing program in several key markets to gauge whether this particular channel warrants larger scale implementation.

Competitive Advantages

Pricing

One of the “heroes” of the TAG System is providing the course operator a range of modular fleet management options that are very competitively priced. Refer to the table below to see how the TAG System solutions compare to the primary offering from GPSI Visage.

Functional advantages

Aside from the price differences, DSG has the distinctive advantage of being able to offer a true fleet management system, encompassing all the vehicles on the golf course not just the golf carts. Due to the modular nature of the system, customers have now the option to configure their system’s configuration to match exactly their needs and their budget.

Strategic Initiatives

Several unique factors are now in place that has created a substantial opportunity for the company to leverage the Advertising platform to build a Digital Out Of Home (DOOH) media network specific to the golf demographic.

The capabilities of the Touch System has the greatest appeal to higher end courses and destination facilities, these facilities also attract the most desired profile of this consumer base. The Ad Management platform allows these facilities to be networked together with consistent content displayed on each screen. The ads can be static or dynamically rotated through the screens.

Management has created a strategy to leverage this configuration to rapidly deploy systems in quantities that would create instant critical mass in specific media hubs such as Los Angeles, Miami, New York etc. In order to lower the barrier to entry for the courses, the individual price of the Touch unit would be lowered from the current market favorable $50-$60 per unit per month. In exchange for this consideration the course would grant DSG the right to sell advertising on the system and receive a revenue share. To sell the ads DSG intends to partner with a major advertising agency that is well established in DOOH media sales. The company has already begun discussion with several major potential partners, however no definitive agreements have been reached.

Achieving DOOH revenue basically reduces the cost of the system to the operator by over 50%. The best analogy for this business model is the highly successful elevator advertising program where advertising is sold on the screens placed in the elevators of high end office buildings. The DSG DOOH media network has the same attributes; closed environment, desired demographic, dynamic ability to deliver and change content in real time. We believe that no other company in the Fleet Management industry has this capability.

Operational Plan

Our Operations Department’s main functions are outlined below:

Product Supply Chain Management
•	Product procurement, lead-time management
•	Inventory Control

Customer Service
•	Training
•	Troubleshooting & Support
•	Hardware Repairs

Installations
•	Content & graphics procurement
•	System configurations
•	Shipping and Installation

Infrastructure Management
•	Communication Servers Management
•	Cellular Data Carriers
•	Service and administration tools

Product Supply Chain

In order to maintain a high product quality while benefiting from cost savings through outsourcing, the company is procuring all the hardware components from a local supplier that sources the main components offshore and performs final assembly and quality assurance locally.

Other main components are procured directly from manufacturers in order to keep the price as low as possible.

The company is requesting the suppliers to perform a complete set of quality testing and minimum 24 hours burn-in before the product is delivered. Additionally, both vendors offer 12 months warranty for all the supplied hardware.

Another important activity related to the management of the product supply chain is working closely with the suppliers and ensuring that we have alternate sources for the main components and identify well in advance any components that may go “end-of-life” and find suitable replacements before product shortages may occur.

Inventory Control

The Company has implemented strict inventory management procedures that govern the inbound flow of products from suppliers, the outgoing flow to customers as well as the internal movement of inventory between warehouses (Canada, US and UK).  There are also procedures in place to control the flow of equipment returning from customers for repairs and their replacements.

Installation

The Company is utilizing a small number of its own field engineers, geographically positioned to be in close proximity of areas with high concentrations of current and future customers. Occasionally, when new installations exceed the internal capacity, the company employs a number of external contractors, on a project by project basis. Each contractor has been trained extensively to perform product installations and the Company has created an extensive collection of Installation Manuals for all products and vehicle types.

The product was designed with ease of installation as one of its features. Additionally the installation process includes a pre-shipping configuration process that prepares each device with all the settings and graphics content (if applicable) required for the specific location it will be deployed. This makes the installation process a lot simpler and less time consuming in the field which reduces costs (accommodations, food, travel) for internal staff as well as external contractor cost (less billable time).

Another benefit of the simplified installation procedure is increased scalability in anticipation of increased number of installs in the future by reducing the skill level and training time requirements for additional contractors.

Customer Service

The company has deployed its Customer Service staff strategically so it has at least one service representative active during business hours in North America, Europe and South Africa.

The company is handling Customer Service directly in North America and UK, offering telephone and on-line support to end-customers. In other international markets, the first-line customer service is handled by local distributor’s staff while DSG is supplying training and more advanced support to the distributors.

For the management of the customer service activities, the company is utilizing SalesForce.com CRM system which allows creating, updating, closing and escalation of service cases, including the issuance of RMA (Return Material Authorization) numbers for defective equipment.

Using SalesForce.com also allows generation of management reports for service issues, customer satisfaction, and equipment failures in order to quickly identify trends, problem accounts or systemic issues.

Product Development and Engineering

The company employs a core Software Development group covering the main components of the server software and firmware. The rest of the development resources are outsourced as needed in order to maintain a low operational overhead.

All product development is derived from business needs assessment and customer requests.

The Product Manager is reviewing periodically the list of feature requests with the Sales, establishes priorities and updates the Product Roadmap.

The Software Development group is also responsible for developing specialized tools and systems utilized increase efficiency in the operation of the company. These projects include functionality such as: automated system monitoring, automatic service alerts, improved remote troubleshooting tools, cellular data monitoring and reporting.  All these tools are critical in future ability to support more customers with less resources, streamline support, and improve internal efficiency.

All hardware development (electronics and mechanical) is generally outsourced, however small projects like mounting solutions or cabling are handled in house.

Material Contracts

On July 8, 2011 DSG TAG entered into a Distributor Agreement and Joint Development Agreement with Yamaha Golf-Car Company (“YGC”) pursuant to which YGC will act as a distribution of DSG TAG products and will co-develop with DSG TAG a new product resulting from the integration of DSG TAG’s fleet management and tracking system into YGC’s golf car products.   The agreement is for a term of three years subject to an automatic 1 year renewal unless earlier terminated.

On January 19, 2012 DSG TAG entered into a Sales Commission and Co-Marketing Agreement with E-Z-GO Division of Textron Inc. whereby DSG TAG has appointed E-Z-GO as its non-exclusive sales representative for sales of DSG TAG products within the territories of North America, South America, Australia, Africa and Asia (east of Bangladesh).  E-Z-GO is a leading global manufacturer of golf cars, utility vehicles and personal transportation. The terms of the agreement is five years subject to voluntary termination by either party with 6 months’ notice or termination for cause with 30 days’ notice.

On January 17, 2014 DSG TAG entered into a Lease Modification (Agreement) regarding the lease DSG TAG’s offices located at 5455-152nd Street, Surrey, British Columbia.  Pursuant to the agreement DSG has leased the approximately 3,000 square foot space on a month to month basis at the rate of CAD$5,518,63 (Approximately USD $4,384.39) per month. DSG TAG may terminate the lease with 30 days’ notice.

On February 15, 2014 DSG TAG entered into an agreement with DSG Canadian Manufacturing Corp., a British Columbia corporation, which was hired to develop an accessory product called the “TAG Touch” for the Company. DSG TAG retains the exclusive right to manufacture and sell the TAG Touch after the development was completed. The Contractor has agreed to transfer all of the intellectual property (IP) related to the TAG Touch product to the Company in exchange for $1,231,128. The amount is to be paid by the transfer of ownership of 804 Tag Touch units to the Contractor. The Company will assist in the rental of these units and the collection of the rental fees and has agreed to provide Contractor with $22 per unit, out of the usual $50 per unit the Company charges the customer, per month, starting in October 2014. The agreement is for 48 months. At the end of the term the Company can purchase the units back by the issuance of $1,275,000 worth of its common shares to the Contractor with the number of shares calculated on the average closing value of the previous 120 days trading of DSG’s common stock. The terms of this agreement are currently being renegotiated. As of the date of this report no monthly payment amounts have been paid to the Contractor nor has title to the units been transferred.

Description of Property

On January 17, 2014 DSG TAG entered into a Lease Modification (Agreement) regarding the lease DSG TAG’s offices located at 5455-152nd Street, Surrey, British Columbia.  Pursuant to the agreement DSG TAG has leased the approximately 3,000 square foot space on a month to month basis at the rate of CAD$5,518,63 (Approximately USD $4,384.39) per month. DSG TAG may terminate the lease with 30 days’ notice.

For the year ended December 31, 2014, the aggregate rental expense was $89,855.  Rent expense included other amounts paid in Canada and the United Kingdom for warehouse storage and offices under month to month or as needed basis.

Intellectual Property

General

Our success will depend in part on our ability to protect our products and product candidates by obtaining and maintaining a strong proprietary position both in the United States and in other countries. To develop and maintain our proprietary position, we will rely on patent protection, trade secrets, know-how, continuing technological innovations and licensing opportunities.  In that regard we retain and rely on the advice of legal counsel specialized in the field of intellectual property.

Patents

DSG TAG has two patent applications with the US Patents Office for a “Vehicle Management” and a “Facilities Management” inventions. Patent #8836490B2 was issued November 2014.

On December 30, 2012 a corporation filed an action against DSG TAG in the United States courts claiming patent infringement. On March 8, 2013 the parties agreed to a settlement, with the Company admitting no wrong doing, in the amount of $125,000. The settlement is to be paid over an 18 month period in equal installments of $7,500 with annual interest rate of 8%. DSG TAG has accrued all liabilities related to this matter in the financial statements.

Domain Names

We have registered and own the domain name of our website www.dsgtag .com.

Copyright

We own the common law copyright in the contents of our website (www.dsgtag.com.) and our various promotional materials.

Trademarks

We own the common law trademark rights in our corporate name, product names, and associated logos, including “DSG TAG”, “TAG Golf”, “TAG Text”, “TAG Touch”, “TAG Turf”, “TAG Commercial” and “TAG Military”. We have not applied to register any trademarks with the U.S. Patent and Trademark Office.

Employees

As of May 6, 2015, we have 13 full-time employees and 1 part-time employee in general and administrative, operations, engineering, research and development, business development, sales and marketing, and finance.  We also engage independent contractors and consultants from time to time on an as-needed basis to supplement our core staff.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this report, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. You should read the section entitled “Special Note Regarding Forward Looking Statements” above for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this report.

RISKS RELATED TO OUR BUSINESS

You should carefully consider the risks described below together with all of the other information included in this report before making an investment decision with regard to our securities.  The statements contained in or incorporated into this current report on Form 8-K that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements.  If any of the following risks actually occur, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

We have a limited operating history with significant losses and expect losses to continue for the foreseeable future.

We have yet to establish any history of profitable operations and have incurred net losses of since our inception.  We have generated only nominal revenues since our inception and do not anticipate that we will generate revenues which will be sufficient to sustain our operations in the near future.  Our profitability will require the successful commercialization and sales of our products. We may not be able to successfully achieve any of these requirements or ever become profitable.

There is doubt about our ability to continue as a going concern due to recurring losses from operations, accumulated deficit and insufficient cash resources to meet our business objectives, all of which means that we may not be able to continue operations.

Our independent auditors have added an explanatory paragraph to their audit opinion issued in connection with the financial statements for the years ended December 31, 2014 and 2013 with respect to their doubt about our ability to continue as a going concern. As discussed in Note 3 to our financial statements for the years ended December 31, 2014 and 2013, we have generated operating losses since inception, and our cash resources are insufficient to meet our planned business objectives, which together raises doubt about our ability to continue as a going concern.

Our inability to complete our future research and development and engineering projects in a timely manner could have a material adverse effect of our results of operations, financial condition and cash flows.

If our research and development projects are not completed in a timely fashion we could experience:

•	substantial additional cost to obtain a marketable product;
•	additional competition resulting from competitors in the surveillance and facial recognition market, and;
•	delay in obtaining future inflow of cash from financing or partnership activities.

We face intense competition, which could result in lower revenues and higher research and development expenditures and could adversely affect our results of operations.

Unless we keep pace with changing technologies, we could lose existing customers and fail to win new customers. In order to compete effectively in the fleet management systems market, we must continually design, develop and market new and enhanced technologies. Our future success will depend, in part, upon our ability to address the changing and sophisticated needs of the marketplace.  Fleet management technologies have achieved widespread commercial acceptance and our strategy of expanding our fleet management technologies business could adversely affect our business operations and financial condition.

Further, we expect to derive over a significant amount of revenue from government contracts, which are often non-standard, involve competitive bidding, may be subject to cancellation with or without penalty and may produce volatility in earnings and revenue.

The market for our technologies is still developing and if the industry adopts technology standards that are different from our own our competitive position would be negatively affected.

Parts of our company’s business plan are dependent on business relationships with various parties

We expect to rely in part upon original equipment manufacturers (OEM), and distribution partners to sell and install our products, and we may be adversely affected if those parties do not actively promote their products or pursue installations that use our software.  Further, if our software is not timely delivered or does not perform as promised, we could experience increased costs, lower margins, liquidated damage payment obligations and reputational harm.

We must attract and maintain key personnel or our business will fail.

Success depends on the acquisition of key personnel.  We will have to compete with other companies both within and outside the electronics industry to recruit and retain competent employees.  If we cannot maintain qualified employees to meet the needs of our anticipated growth, this could have a material adverse effect on our business and financial condition.

We may not be able to secure additional financing to meet our future capital needs due to changes in general economic conditions.

We anticipate requiring significant capital to fulfill our contractual obligations (as noted in our audited financial statements), continue development of our planned products to meet market evolution, and execute our business plan, generally.   We may use capital more rapidly than currently anticipated and incur higher operating expenses than currently expected, and we may be required to depend on external financing to satisfy our operating and capital needs. We may need new or additional financing in the future to conduct our operations or expand our business. Any sustained weakness in the general economic conditions and/or financial markets in the United States and Europe, or globally could adversely affect our ability to raise capital on favorable terms or at all. From time to time we have relied, and may also rely in the future, on access to financial markets as a source of liquidity to satisfy working capital requirements and for general corporate purposes. We may be unable to secure debt or equity financing on terms acceptable to us, or at all, at the time when we need such funding. If we do raise funds by issuing additional equity or convertible debt securities, the ownership percentages of existing stockholders would be reduced, and the securities that we issue may have rights, preferences or privileges senior to those of the holders of our common stock or may be issued at a discount to the market price of our common stock which would result in dilution to our existing stockholders. If we raise additional funds by issuing debt, we may be subject to debt covenants, which could place limitations on our operations including our ability to declare and pay dividends. Our inability to raise additional funds on a timely basis would make it difficult for us to achieve our business objectives and would have a negative impact on our business, financial condition and results of operations.

Our business and operating results could be harmed if we fail to manage our growth or change.

Our business may experience periods of rapid change and/or growth that could place significant demands on our personnel and financial resources. To manage possible growth and change, we must continue to try to locate skilled engineers and professionals and adequate funds in a timely manner.

Our business depends on GPS technology owned and controlled by others. If we do not have continued access to GPS technology and satellites, we will be unable to deliver our services and our revenues will decrease.

Our services rely on signals from GPS satellites built and maintained by the U.S. Department of Defense. GPS satellites and their ground support systems are subject to electronic and mechanical failures and sabotage. If one or more satellites malfunction, there could be a substantial delay before they are repaired or replaced, if at all, and our services may cease and customer satisfaction would suffer.

In addition, the U.S. government could decide not to continue to operate and maintain GPS satellites over a long period of time or to charge for the use of GPS. Furthermore, because of ever-increasing commercial applications of GPS, other U.S. government agencies may become involved in the administration or the regulation of the use of GPS signals in the future. If the foregoing factors affect GPS, such as by affecting the availability and pricing of GPS technology, our business will suffer.

DSG TAG’s GPS technology depends on the use of radio frequency spectrum controlled by others.

Our GPS technology is dependent on the use of radio frequency spectrum. The assignment of spectrum is controlled by an international organization known as the International Telecommunications Union or ITU. The Federal Communications Commission or FCC is responsible for the assignment of spectrum for non-government use in the United States in accordance with ITU regulations. Any ITU or FCC reallocation of radio frequency spectrum, including frequency band segmentation or sharing of spectrum, could cause interference with the reception of GPS signals and may materially and adversely affect the utility and reliability of our products, which would, in turn, cause a material adverse effect on our operating results. In addition, emissions from mobile satellite service and other equipment operating in adjacent frequency bands or inband may materially and adversely affect the utility and reliability of our products, which could result in a material adverse effect on our operating results.

Government regulations and standards may harm our business and could increase our costs or reduce our opportunities to earn revenues.

In addition to regulations applicable to businesses in general, we may also be subject to direct regulation by governmental agencies, including the FCC and Department of Defense. A number of legislative and regulatory proposals under consideration by federal, state, provincial, local and foreign governmental organizations may lead to laws or regulations concerning various aspects of wireless communications and GPS technology. Additionally, it is uncertain how existing laws governing issues such as taxation, intellectual property, libel, user privacy and property ownership, will be applied to our services. The adoption of new laws or the application of existing laws may expose us to significant liabilities and additional operational requirements, which could decrease the demand for our services and increase our cost of doing business.

If we are not able to adequately protect our intellectual property, then we may not be able to compete effectively and we may not be profitable.

Our commercial success may depend, in part, on obtaining and maintaining patent protection of our technologies and product as well as successfully defending third-party challenges to such technologies and products. We will be able to protect our technologies and product candidates from use by third parties only to the extent that valid and enforceable patents cover them and we have exclusive rights to use them. The ability of our licensors, collaborators and suppliers to maintain their patent rights against third-party challenges to their validity, scope or enforceability will also play an important role in determining our future.

The copyright and patent positions of software and technology related companies can be highly uncertain and involve complex legal and factual questions that include unresolved principles and issues. No consistent policy regarding the breadth of claims allowed regarding such companies’ patents has emerged to date in the United States, and the patent situation outside the United States is even more uncertain. Changes in either the patent laws or in interpretations of patent laws in the United States or other countries may diminish the value of our intellectual property. Accordingly, we cannot predict with any certainty the range of claims that may be allowed or enforced concerning our patents.

We may also rely on trade secrets to protect our technologies, especially where we do not believe patent protection is appropriate or obtainable. However, trade secrets are difficult to protect. While we seek to protect confidential information, in part, through confidentiality agreements with our consultants and scientific and other advisors, they may unintentionally or willfully disclose our information to competitors. Enforcing a claim against a third party related to the illegal acquisition and use of trade secrets can be expensive and time consuming, and the outcome is often unpredictable. If we are not able to maintain patent or trade secret protection on our technologies and product candidates, then we may not be able to exclude competitors from developing or marketing competing products, and we may not be able to operate profitability.

If we are the subject of an intellectual property infringement claim, the cost of participating in any litigation could cause us to go out of business.

There has been, and we believe that there will continue to be, significant litigation and demands for licenses in our industry regarding patent and other intellectual property rights. Although we anticipate having a valid defense to any allegation that our current products,  production methods and other activities infringe the valid and enforceable intellectual property rights of any third parties, we cannot be certain that a third party will not challenge our position in the future. Other parties may own patent rights that we might infringe with our products or other activities, and our competitors or other patent holders may assert that our products and the methods we employ are covered by their patents. These parties could bring claims against us that would cause us to incur substantial litigation expenses and, if successful, may require us to pay substantial damages. Some of our potential competitors may be better able to sustain the costs of complex patent litigation, and depending on the circumstances, we could be forced to stop or delay our research, development, manufacturing or sales activities. Any of these costs could cause us to go out of business.

Risks Relating to Ownership of Our Securities

Trading on the OTC Bulletin Board may be volatile and sporadic, which could depress the market price of our common stock and make it difficult for our stockholders to resell their shares.

Our common stock is quoted on the OTC Bulletin Board service of the Financial Industry Regulatory Authority. Trading in stock quoted on the OTC Bulletin Board is often thin and characterized by wide fluctuations in trading prices due to many factors that may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance. Moreover, the OTC Bulletin Board is not a stock exchange, and trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on a quotation system like Nasdaq or a stock exchange like the American Stock Exchange. Accordingly, our shareholders may have difficulty reselling any of their shares.

Our stock is a penny stock. Trading of our stock may be restricted by the SEC's penny stock regulations and FINRA's sales practice requirements, which may limit a stockholder's ability to buy and sell our stock.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in, and limit the marketability of, our common stock.

In addition to the "penny stock" rules promulgated by the Securities and Exchange Commission, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

We do not anticipate paying any cash dividends to our common shareholders.

We presently do not anticipate that we will pay dividends on any of our common stock in the foreseeable future. If payment of dividends does occur at some point in the future, it would be contingent upon our revenues and earnings, if any, capital requirements, and general financial condition. The payment of any common stock dividends will be within the discretion of our Board of Directors. We presently intend to retain all earnings after paying the interest for the preferred stock, if any, to implement our business plan; accordingly, we do not anticipate the declaration of any dividends for common stock in the foreseeable future.

Volatility in Our Common Share Price May Subject Us to Securities Litigation.

The market for our common stock is characterized by significant price volatility as compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management's attention and resources.

The Elimination of Monetary Liability Against our Directors, Officers and Employees under Nevada law and the Existence of Indemnification Rights of our Directors, Officers and Employees May Result in Substantial Expenditures by our Company and may Discourage Lawsuits Against our Directors, Officers and Employees.

 Our articles of incorporation do not contain any specific provisions that eliminate the liability of our directors for monetary damages to our company and shareholders; however, we are prepared to give such indemnification to our directors and officers to the extent provided for by Nevada law. We may also have contractual indemnification obligations under our employment agreements with our officers. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors and officers even though such actions, if successful, might otherwise benefit our company and shareholders.

Our business is subject to changing regulations related to corporate governance and public disclosure that have increased both our costs and the risk of noncompliance.

Because our common stock is publicly traded, we are subject to certain rules and regulations of federal, state and financial market exchange entities charged with the protection of investors and the oversight of companies whose securities are publicly traded. These entities, including the Public Company Accounting Oversight Board, the SEC and FINRA, have issued requirements and regulations and continue to develop additional regulations and requirements in response to corporate scandals and laws enacted by Congress, most notably the Sarbanes-Oxley Act of 2002. Our efforts to comply with these regulations have resulted in, and are likely to continue resulting in, increased general and administrative expenses and diversion of management time and attention from revenue-generating activities to compliance activities. Because new and modified laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (DSG TAG)

The following discussion should be read in conjunction with the audited consolidated financial statement and the related notes of DSG Tag Systems, Inc. and its wholly owned subsidiary, DSG Tag Systems International, Ltd., for the years ended December 31, 2014 and 2013 which appear elsewhere in this current report.  The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs.  Our actual results could differ materially from those discussed in the forward looking statements.  Factors that could cause or contribute to such differences include, but are not limited to those discussed below and elsewhere in this annual report, particularly in the section entitled “Risk Factors” beginning on page 11 of this current report.

Our consolidated financial statements are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

Liquidity, Capital Resources and Plan of Operation

We anticipate that we will incur the following operating expenses during the 12 month period this period beginning May 1, 2014:

Estimated Funding Required During the Next 12 Months (Beginning May 1, 2015)

Expense	Amount

Management and Employee Compensation	1,050,000
Research and Development	300,000
Warranty Fulfillment(contingency)	125,000
Professional Fees	250,000
Rent	130,000
Sales, Travel and Marketing	450,000
Depreciation and Amortization Expense	80,000
Finance Costs	200,000
Other general administrative expenses	600,000
Total	$3,185,000

Based on our current cash position, we will require funds of approximately $3,185,000 over the next twelve months (beginning May 1, 2015) to operate our business. These funds may be raised through equity financing, debt financing, or other sources, which may result in further dilution in the equity ownership of our shares. There is no assurance that we will be able to maintain operations at a level sufficient for an investor to obtain a return on their investment in our common stock. Further, we may continue to be unprofitable.

Purchase of Significant Equipment

We do not anticipate the purchase or sale of any plant or significant equipment during the next 12 months.

Going Concern

There is significant doubt about our ability to continue as a going concern.

Our company has incurred a net loss of $22,615,013 (comprehensive income of $1,006,129), for the period from inception on April 17, 2008 through the 12 month period ended December 31, 2014 and has generated only nominal revenues.  The continuity of our future operations is dependent upon our ability to obtain financing and upon future acquisition, successful research, development, and regulatory approval of our planned products, and development of profitable operations from the establishment of facial recognition software. These conditions raise substantial doubt about our ability to continue as a going concern.  We intend to continue relying upon the issuance of equity securities to finance our operations.  However there can be no assurance we will be successful in raising the funds necessary to maintain operations, or that a self-supporting level of operations will ever be achieved.  The likely outcome of these future events is indeterminable.  The financial statement does not include any adjustment to reflect the possible future effect on the recoverability and classification of the assets or the amounts and classification of liabilities that may result should we cease to continue as a going concern.

Results of Operations for the Fiscal Years Ended December 31, 2014 and 2013.

The following summary of our results of operations should be read in conjunction with the audited consolidated financial statements of DSG TAG Systems, Inc. for the fiscal year ended December 31, 2014 and 2013.

Our operating results for the fiscal years ended December 31, 2014 and 2013are summarized as follows:

	Year Ended	Year Ended
	December 31,	December 31,
	2014	2013

Revenues	$3,251,964	$3,755,894
Operating Expenses	$2,088,499	$3,423,349
Other Expenses	$2,998,258	$3,742,730
Net Income (Loss)	$(3,542,417)	$(5,654,496)

Net Loss

We incurred a net loss of $3,542,417 for the fiscal year ended December 31, 2014, as compared to a net loss of $5,654,496 for the fiscal year ended December 31, 2013, a change of $2,112,079. The change in net loss was primarily due to a decrease in operating expenses and other expense during the fiscal year ended December 31, 2014.

Expenses

Our operating expenses for the fiscal years ended December 31, 2014 and 2013 are outlined in the table below:

	Year Ended	Year Ended
	December 31,	December 31,
	2014	2013

Compensation Expenses	$724,801	$1,953,686
General administrative	$1,286,728	$1,249,618
Warranty expense	$58,876	$57,427
Research and development	$6,775	$84,158
Depreciation and amortization	$11,318	$78,460

Operating Expenses for the year ended December 31, 2014, were $2,088,499 compared to $3,423,349 for the year ended December 31, 2013. Our expenses were incurred in respect of our business operations.  Revenues for the year ended December 31, 2014, were $3,251,964 as compared to $3,755,894 for the year ended December 31, 2013.

Liquidity and Financial Condition

Working Capital

	Year Ended December 31, 2014	Year Ended December 31, 2013

Current Assets	$1,109,529	$595,338
Current Liabilities	$2,062,503	$9,884,257
Working Capital (deficit)	$(952,974)	$(9,288,919)

Cash Flows

	Year Ended December 31,	Year Ended December 31,
	2014	2013

Net Cash used in Operating Activities	$(1,446,356)	$(200,181)
Net Cash provided by Financing Activities	$1,674,811	$534,106
Net Cash used in Investing Activities	$(94,112)	$(142,254)
Increase in Cash during the Period	$91,840	$-
Cash and Cash Equivalents, End of Period	$91,840	$-

As of December 31, 2014 we had working capital deficit of $952,974, $1,109,529 in total current assets and $2,062,503 in total current liabilities.

We are dependent on funds raised through equity financings and proceeds from shareholder loans. Our net loss of $22,615,013 from our inception on April 17, 2008 was funded primarily by financing and loans, as well as other capital contributions.

Operating Activities

Net cash used in operating activities was $1,446,356 for the year ended December 31, 2014 compared with net cash used in operating activities of $200,181 in the same period in 2013.

Investing Activities

Net cash used in investing activities was $94,112 for the year ended December 31, 2014 compared to net cash used in investing activities of $142,254 in the same period in 2013.

Financing Activities

Net cash provided by financing activities was $1,674,811 for the year ended December 31, 2014 compared to $534,106 in financing activities in the same period in 2013.

Contractual Obligations

As a “smaller reporting company”, we are not required to provide tabular disclosure obligations.

Inflation

Inflation and changing prices have not had a material effect on our business and we do not expect that inflation or changing prices will materially affect our business in the foreseeable future.

Off Balance Sheet Arrangements

We do not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity or capital expenditures or capital resources that is material to an investor in our securities.

Seasonality

Our operating results and operating cash flows historically have not been subject to seasonal variations. This pattern may change, however, in the event that we succeed in bringing our planned products to market.

Critical Accounting Policies of DSG TAG Systems Inc.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires our management to make assumptions, estimates and judgments that affect the amounts reported, including the notes thereto, and related disclosures of commitments and contingencies, if any. We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act.  This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.  As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.  We have identified certain accounting policies that are significant to the preparation of our financial statements. These accounting policies are important for an understanding of our financial condition and results of operation. Critical accounting policies are those that are most important to the portrayal of our financial conditions and results of operations and require management's difficult, subjective, or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management's current judgments. We believe the following critical accounting policies involve the most significant estimates and judgments used in the preparation of our financial statements:

Principles of Consolidation

The consolidated financial statements include the accounts of DSG Tag Systems, Inc. (“DSG”) and its wholly owned subsidiary DSG UK, collectively referred to as the Company. All material intercompany accounts, transactions and profits were eliminated in consolidation.

Exchange (Loss) Gain

During the years ended December 31, 2014 and 2013, the transactions of DSG and its wholly owned subsidiary were denominated in foreign currencies and were recorded in Canadian dollar (CAD), or British Pounds (GBP), at the rates of exchange in effect when the transactions occurred. Exchange gains and losses are recognized for the different foreign exchange rates applied when the foreign currency assets and liabilities are settled.

Foreign Currency Translation and Comprehensive (Loss) Income

The accounts of DSG and its wholly owned subsidiary were maintained, and its financial statements were expressed, in CAD and GBP. Such financial statements were translated into United States dollars (USD) with the CAD or GBP as the functional currency. All assets and liabilities were translated at the exchange rate at the balance sheet date, stockholder’s equity is translated at the historical rates and income statement items are translated at the average exchange rate for the period. Transactions in foreign currencies are initially recorded at the functional currency rate ruling at the date of transaction. Any differences between the initially recorded amount and the settlement amount are recorded as a gain or loss on foreign currency transaction in the consolidated statements of operations. The resulting translation adjustments are reported under other comprehensive income as a component of shareholders’ equity.

Revenue Recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collectability is reasonably assured. In instances where final acceptance of the product is specified by the customer, revenue is deferred until all acceptance criteria have been met. The Company accrues for warranty costs, sales returns, and other allowances based on its historical experience.

Income Taxes

The Company accounts for income taxes in accordance with ASC 740, "Income Taxes". Under ASC 740, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial statement reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax expense for the period, if any, and the change during the period in deferred tax assets and liabilities.

The Company has significant income tax net operating losses; however, due to the uncertainty of the realize-ability of the related deferred tax asset and other deferred tax assets, a valuation allowance equal to the amount of deferred tax assets has been established at December 31, 2014 and 2013.

ASC 740 also provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax positions. A tax benefit from an uncertain position may be recognized only if it is “more likely than not” that the position is sustainable based on its technical merit.

Accounts Receivable

All accounts receivable are due thirty (30) days from the date billed. If the funds are not received within thirty (30) days the customer is contacted to arrange payment. The Company uses the allowance method to account for uncollectable accounts receivable.

Financing Receivables and Guarantees

The Company provides financing arrangements, including operating leases and financed service contracts for certain qualified customers. Lease receivables primarily represent sales-type and direct-financing leases. Leases typically have two- to three-year terms and are collateralized by a security interest in the underlying assets. The Company makes an allowance for uncollectible financing receivables based on a variety of factors, including the risk rating of the portfolio, macroeconomic conditions, historical experience, and other market factors. At December 31, 2014 and 2013 management determined that there was no allowance necessary. The Company also provides financing guarantees, which are generally for various third-party financing arrangements to channel partners and other customers. The Company could be called upon to make payment under these guarantees in the event of nonpayment to the third party.

Inventory

Inventories are valued at the lower of cost (determined on a weighted average basis) or market. Management compares the cost of inventories with the market value and allowance is made to write down inventories to market value, if lower. As of December 31, 2014 and 2013, inventory only consisted of finished goods.

Intangible Assets

The Company records identifiable intangible assets at fair value on the date of acquisition and evaluates the useful life of each asset. Finite-lived intangible assets primarily consist of software development capitalized. Finite-lived intangible assets are amortized on a straight-line basis and are tested for recoverability if events or changes in circumstances indicate that their carrying amounts may not be recoverable. These intangibles have useful lives ranging from 1 to 10 years.

Stock-Based Compensation

We recognize all share-based payments to employees and to non-employee directors as compensation for service on our board of directors as compensation expense in the consolidated financial statements based on the fair values of such payments. Stock-based compensation expense recognized each period is based on the value of the portion of share-based payment awards that is ultimately expected to vest during the period. Forfeitures are estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

For share-based payments to consultants and other third-parties, compensation expense is determined at the “measurement date.” The expense is recognized over the vesting period of the award. Until the measurement date is reached, the total amount of compensation expense remains uncertain. We record compensation expense based on the fair value of the award at the reporting date. The awards to consultants and other third-parties are then revalued, or the total compensation is recalculated based on the then current fair value, at each subsequent reporting date.

DESCRIPTION OF PROPERTIES

Our principal executive office is located at 214 - 5455 152nd Street, Surrey, BC, V3S 5A5 Canada. The telephone number at our principal executive office is 1 (877) 589 - 8806.  We also have an international sales office at Avondale House, 262 Uxbridge Road, Pinner, Middlesex, HA5 4HS, United Kingdom.

We lease offices in Canada under a renewable operating lease which expired on January 31, 2014.  The terms of the lease as if February 1, 2015 is month to month, with 30 days’ notice to terminate.  The annual rent for the premises in Canada is approximately CAD$87,552.  For the years ended December 31, 2014 and 2013, the aggregate rental expense was USD$89,885 and USD $131,821, respectively. Rent expense included other amounts paid in Canada and the United Kingdom for warehouse storage and offices under month to month or as needed basis.  Future minimum rental payments required under operating leases as of May 6, 2015 is $6,785.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of May 5, 2015 (i) by each person who is known by us to beneficially own more than 5% of our common stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group.

Name and Address of Beneficial Owner	Office, If Any	Title of Class	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)

Officers and Directors
Andrea Fehsenfeld 8017 Kenyon Avenue Los Angeles, CA 90045	Director, former president, chief executive officer, chief financial officer, secretary and treasurer	Common Stock	5,000,000	19.71

Robert Silzer 214 - 5455 152nd Street Surrey, British Columbia, Canada V3S 5A5	Director (proposed), president, chief executive officer, chief financial officer, secretary and treasurer	Common Stock	4,457,632	17.57%

Keith Westergaard 214 - 5455 152nd Street Surrey, British Columbia, Canada V3S 5A5	Director (proposed)	Common Stock	3,428,486(3)	13.51%

Jason Sugarman 214 - 5455 152nd Street Surrey, British Columbia, Canada V3S 5A5	Director (proposed)	Common Stock	Nil	Nil

Rupert Wainwright 214 - 5455 152nd Street Surrey, British Columbia, Canada V3S 5A5	Director (proposed)	Common Stock	Nil	Nil

Stephen Johnston 214 - 5455 152nd Street Surrey, British Columbia, Canada V3S 5A5	Director, (proposed)	Common Stock	Nil	Nil

James Singerling 214 - 5455 152nd Street Surrey, British Columbia, Canada V3S 5A5	Director, (proposed)	Common Stock	Nil	Nil

All officers and directors as a group		Common stock, $0.001 par value	12,886,118	50.79%
				%
5%+ Security Holders

Gary Risler (4) 214 - 5455 152nd Street Surrey, British Columbia, Canada V3S 5A5	n/a	Common Stock	1,753,018	6.91%

616796 B.C. Ltd.(4) 214 - 5455 152nd Street Surrey, British Columbia, Canada V3S 5A5	n/a	Common Stock	2,943,665	11.60%

Bruno Benedet 214 - 5455 152nd Street Surrey, British Columbia, Canada V3S 5A5	n/a	Common Stock	1,444,427	5.69%
		Common stock, $0.001 par value
All 5%+ Security Holders			6,141,110	24.21%

(1)
Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares).In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided .In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

(2)	Percentages are based on 25,365,698 shares of our company’s common stock issued and outstanding as of the date of this report there were.

(3)	Includes 3,428,486 common shares held by by Westergaard Holdings Ltd. Mr. Westergaard has voting and dispositive control over securities held by Westergaard Holdings Ltd.

(4)	Dianne Risler has voting and dispositive control over securities held by 616796 B.C. Ltd. Dianne Risler is the daughter of Gary Risler

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following sets forth information about our director and executive officer as of the date of this report:

Name	Age	Position

Andrea Fehsenfeld	45	Director,

Stephen Johnston	64	Director (proposed)

Robert Silzer	67	Director, President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer

Jason Sugarman	43	Director (proposed)

Rupert Wainwright	53	Director (proposed)

Keith Westergaard	67	Director(proposed)

James Singerling	70	Director (proposed)

Our director will serve in that capacity until our next annual shareholder meeting or until his successor is elected and qualified.  Officers hold their positions at the will of our Board of Directors.  There are no arrangements, agreements or understandings between non-management security holders and management under which non-management security holders may directly or indirectly participate in or influence the management of our affairs.

Executive Management

Our executive management team represents a significant depth of experience in biometrics and facial recognition technologies, intelligent security and surveillance, high-growth and technology marketing, and domestic and international sales and business development. The team represents a cross-disciplinary approach to management and business development.

Robert Silzer, Director (proposed), President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer.

Robert Silzer has over 20 years’ experience in the GPS tracking and fleet solutions industries. He is the founder of DSG TAG Systems Inc. and has served as Chief Executive Officer of DSG TAG since its inception in April, 2008.  Mr. Silzer is a product designer who has developed multiple new product concepts and successfully introduced these products to market including the world’s first handheld bingo gaming unit, the first handheld and color handheld GPS golf units and the first Wi-Fi enabled GPS golf business solution.  Prior to establishing DSG Tag, Mr Silzer’s designed and a total golf solution that addressed the growing needs in Golf Course management. Through a series of mergers and acquisitions different companies with diversified hardware and software platforms, he founded GPS Industries in 1996, serving as its president, CEO, Chairman and director until 2007. Under his leadership, it became the largest operator of golf GPS systems in the world and with a remarkable 750 golf courses worldwide using the installed system.    Prior to founding GPSI, Mr. Silzer founded XGA, an online golf store and website company in 1993. He also founded Advanced Gaming Technology, Inc. in 1992, an electronic gaming company, where he served as Chief Executive Officer until 1998. From 1986 to 1992, Mr. Silzer founded and operated the private company Supercart International. With over 30 years as an entrepreneur in the technology and other markets, Mr. Silzer has developed expertise in taking companies to market, growing start-up business, initial public offerings, raising funds, operations, marketing and international licensing.

Andrea Fehsenfeld, Director

Andrea Fehsenfeld has been President of Free Form Productions since 1999 and has been active in the production industry during this time. She has overseen over 100 productions with clients from Asia, the US, Canada, Europe and South America. She has been a member of Women in Film, the Motion Picture Industry Association and the AICP (American Commercial Producers).

Ms. Fehsenfeld attended Langara College and received a Sales and Marketing diploma in 1992. Prior to running Free Form Productions, Ms. Fehsenfeld spent seven years in the finance industry, running her own financial planning business.

Prior to February 12, 2015, Ms. Fehsenfeld served as the sole officer and director of DSG Global, Inc. (formerly Boreal Productions Inc.) from our inception on September 25, 2007. We believe that Ms. Fehsenfeld is qualified to sit on our board of directors due to her consulting, management and public company experience.

Stephen Johnston, Director, (proposed)

Stephen Johnston is the founding Partner of Global Golf Advisors and one of the leading authorities on operational analysis and financial solutions for golf businesses.  Mr. Johnston began his career at the accounting firm of Thorne Gunn/Thorne Riddell in Toronto in 1973. He earned his Chartered Accountant designation while with Thorne Riddell in 1976 and became a partner in 1984. His audit experience with major accounts subsequently expanded into real estate, communications and insurance.  When the firm became known as KPMG, he continued as an Audit Partner and in 1992 created the KPMG Golf Industry Practice and assumed responsibility as National Director. In 2006 he purchased the KPMG Golf Industry Practice and created Global Golf Advisors Inc., bringing with him the entire staff complement and client files to the new firm.

At Global Golf Advisors, Mr. Johnston’s focus is developing financial and business solutions for private clubs, public golf courses and resorts, golf communities, investors and lenders. He provides a keen insight for banking and finance solutions arising from his years of advising numerous international financial institutions.

He has completed due diligence and valuation assignments for some of the largest golf-related transactions in North America and has completed multiple market studies to reposition various golf assets. In addition, he has been actively involved with workouts/receiverships, providing operational and financial guidance. These assignments typically lead to member buyouts/transitions from developers or to an outright disposition of property.  Mr. Johnston has been recognized as one of the Top Powerbrokers in Canadian Golf by The National Post over the past 15 years.

Mr. Johnston holds a Bachelor of Science from the University of Toronto.

James Singerling, Director, (proposed)

From 1990 until his retirement in 2015, James Singerling, CCM, served as the CEO of Club Managers Association of America (CMAA), the foremost professional association for managers of membership clubs in the US.  In this role Mr. Singerling was credited for elevating the professional role of club managers by creating industry-standard development and certification programs. For over two decades, he spearheaded efforts to adopt the general manager/chief operating officer model at clubs nationwide, raising the qualifications and quality of club managers.  Mr. Singerling is also recognized for building new relationships for the industry with federal and state governments and within the association community.

In addition to his work within the U.S., Mr. Singerling was instrumental in the development of professional club management associations internationally, helping other nations elevate the role of club managers by adopting professional standards and certifications. Regions where his leadership is recognized include South America, Australia, China, South Africa and the Asian-Pacific corridor, among others.

Prior to becoming chief executive at CMAA, Mr. Singerling was a leader in the golf course design and management companies of Robert Trent Jones, Sr., and also served as vice president and general manager of the Coral Ridge Country Club in Ft. Lauderdale, FL.

Mr. Singerling has been recognized as Industry Leader of the Year by the University of Nevada, Las Vegas, and Michigan State University, in addition to receiving awards from Florida State University, Pennsylvania State University, Oklahoma State University and Sun Yat Sen University – China. He also was elected to the Association Committee of 100 by the U.S. Chamber of Commerce, widely recognized as the most prestigious organization of chief executives in the United States.

Jason Sugarman, Director, (proposed)

Jason Sugarman has over 20 years in the finance business with focus on asset back lending and private equity investments. As the founder of two asset management firms and the lead outside investor in numerous financial service companies and real estate projects, he has funded over $1 billion in direct loan and equity placements and currently oversees Valor Group Holdings .

Beginning in 1993.Mr. Sugarman started developing land and single family real estate in Southern California.   He was a founder and principal of a successful regional homebuilding and mortgage company from 1994-1999.  During the 7 year period Mr. Sugarman was involved with over a dozen subdivision developments as well as developing many condominiums and townhomes.  He sold out his interest in the development company to a Lehman Brother financed entity in 1999.  In 2000 Mr. Sugarman started an investment firm which specialized in equity joint ventures and turned it into one of the premier mezz-real estate lending funds in the country with peak assets under management exceeding $700mm. Mr. Sugarman oversaw the expansion into new markets (Nevada, Colorado, Hawaii, Texas, Utah, Oregon, Arizona, Florida, and Washington) and the diversification of real estate assets (office, office condo, storage, hotel, condo-hotel, mixed use and agriculture).

In addition to real estate, he also personally sponsored in a number of highly successful early stage investments which have included the founding of BANC OF CALIFORNIA (a $7B bank holding company), COR Securities Holdings (the owner of the largest independent securities clearing company in the US), COR International Towers Inc (a cell tower developer and manager in Central America), and COR Finance LTD (a company which has both telecom and solar infastracture assets in Asia).

Mr. Sugarman is the founder and currently serves as the Chairman and CEO of Valor Group Holdings ($20 Billion AUM diversified financial service company),  a managing partner of Camden Capital, International Tower Group, and COR Finance LTD.  He serves as a director of Burnham Financial Group, New Olympia Re, VL Life,  DSG TAG, and is an advisor and investor in Banc of California (NASDAQ: BANC), COR Securities Holdings (COR Clearing) and Corum Financial Group.

Mr. Sugarman is on the board of a number of charities with a focus on elementary education, health care research and Jewish causes. He is a Graduate of Stanford University where he was a Scholar Athlete and member of the baseball team. He is married to Elizabeth Guber Sugarman and has three children. He is an active golf and tennis player and is a partner in Marucci Sports, the Oklahoma City Dodgers (AAA affiliate of the Los Angeles Dodgers), and the LA Football Club (MLS franchise).

Rupert Wainwright, Director, (proposed)

Since 2005 Rupert Wainwright has served as president and chief creative of Adore Creative, an integrated advertising and creative services agency with offices in London, Paris, Moscow, Sao Paolo, and Los Angeles.  There he leads a talented staff and top tier production professionals to create has countless commercial TV awards working with global clients. Adore Creative has built a unparalleled record of winning campaigns for the Olympics, the FIFA World Cup, Reebok, AT&T, Fox Sports One TV, and many, many other clients. They are dedicated to producing innovative and successful creative work winning awards in the U.S. and all over the world including two Grand Effies, a Grammy, MTV Awards and several Cannes Dolphins. They are currently working on the Winter Olympics 2022 campaign.

As a director, Mr. Wainwright has shot all over the world and won awards for such US and International Fortune 500 clients as ATT, Sprint, Honda, Sprite, Walmart, Reebok, Footlocker, Gatorade, McDonalds, Converse, GHI, Hong Kong and Shanghai Bank, Deutsche Telekom, Barilla, BP Disney, Fritos, and his campaign for Reebok won Ad week's highest Award, the Grand Effie, for the most effective advertising campaign of 1992.  Mr. Wainwright is also the director of the feature films “The Fog” (2005), which was #1 at the US Box Office opening weekend, and “Stigmata” (1999) produced by MGM, among others.   From 1990 to 1998 he was the founder and CEO of the independent production company, Fragile Films.

Mr. Wainwrights holds an MA in English Literature from the University of Oxford and an MFA in Film Directing from the University of California, Los Angeles where he was a Fullbright Scholar.  He is 54 years of age.

Keith Westergaard, Director, (proposed)

Keith Westergaard has over 40 years experience in real estate finance and development.  He is the founder and president of Westergaard Holdings Ltd., a diversified mortgage brokerage, real estate investment, and development company with offices in Alberta and British Columbia, Canada. Westergaard Holdings Ltd. has operated continuously since 1980.  Its significant projects have included the Gleniffer Lake Resort & Country Club in Central Alberta, a 217 acre bareland condominium recreational & residential land development which included 750 lots, golf course, leisure facilities and marina.

Significant Employees

Other than Bob Silzer, we have no full-time employees whose services are materially significant to our business and operations who are employed at will by DSG Global, Inc.

Family Relationships

There are no family relationships between any of our directors and officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

1.	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

2.
had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

3.
been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

4.
been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.
been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.
been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Our company is not registered under Section 12 of the Securities Exchange Act of 1934, as amended, and consequently our affiliates are not subject to the reporting requirements of Section 16(a).

Code of Ethics

We have not adopted a code of ethics that applies to our officers, directors and employees.  When we do adopt a code of ethics, we will disclose it in a Current Report on Form 8-K.

Audit Committee and Audit Committee Financial Expert

Our board of directors has determined that it does not have a member of its audit committee that qualifies as an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K, and is “independent” as the term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

We believe that our board of directors is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. We believe that retaining an independent director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development and the fact that we have not generated any material revenues to date. In addition, we currently do not have nominating, compensation or audit committees or committees performing similar functions nor do we have a written nominating, compensation or audit committee charter. Our sole director does not believe that it is necessary to have such committees because believes the functions of such committees can be adequately performed by the sole member of our board of directors.

EXECUTIVE COMPENSATION

Summary Compensation Table — Fiscal Years of DSG Global Inc. Ended September 30, 2014 and 2013

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons of DSG Global. Inc. for services rendered in all capacities during the noted periods. No other executive officer received total annual salary and bonus compensation in excess of $100,000.

				Stock	Option	All Other
		Salary	Bonus	Awards	Awards	Compensation	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)

Andrea Fehsenfeld, Director, Sole Officer(1)	2014	Nil	Nil	Nil	Nil	Nil	Nil
	2013	Nil	Nil	Nil	Nil	Nil	Nil

(1)  Ms. Fehsenfeld resigned as the sole officer of our company on May 6, 2015.

Summary of Employment Agreements and Material Terms

We have not entered into any employment or consulting agreements with any of our current officers, directors or employees.

Outstanding Equity Awards at Fiscal Year Ended December 31, 2014 of DSG Global, Inc.

For the year ended September 30, 2014, no director or executive officer of DSG Global, Inc. has received compensation from us pursuant to any compensatory or benefit plan.  There is no plan or understanding, express or implied, to pay any compensation to any director or executive officer pursuant to any compensatory or benefit plan, although we anticipate that we will compensate our officers and directors for services to us with stock or options to purchase stock, in lieu of cash.

	Option awards					Stock awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)

Andrea Fehsenfeld, Sole Officer and Director(1)	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

1. Ms. Fehsenfeld served as the sole officer of our company from our inception. She resigned as an officer on March 27, 2015..

Compensation of Directors

No member of our board of directors received any compensation for her services as a director during the year ended September 30, 2014 for DSG Global, Inc. and the year ended December 31, 2014, for DSG Tag Systems, Inc.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Transactions with Related Persons of DSG TAG Systems, Inc.

During the year ended December 31, 2014 and 2013, DSG TAG incurred the following costs charged by directors and officers of the Company, and companies controlled by directors and officers of the Company. These transactions are in the normal course of operations and are measured at the exchange amount, which is the amount of considerations established and agreed to by the related parties.

•
Amount due from related party at December 31, 2014 and 2013 was $127,793 and $139,070, respectively. The amounts consist of advances to a director and officer of DSG TAG. These amounts are unsecured, non-interest bearing and due on demand. Keith Westergaard, our Director converted all accrued interest and loans payable to common stock and preferred stock. The total amount converted in 2014 was $5,386,731 into preferred Series A Convertible stock of DSG TAG and $2,502,168 into common stock of DSG TAG.

•
Mr. Westergaard previously held a general security interest in all assets of the DSG TAG pursuant to a General Security Agreement dated June 29, 2010.  That general security interest has since been released.

The Director of DSG TAG mentioned above related to the outstanding loans has a general security interest in all assets of DSG TAG pursuant to a General Security Agreement dated June 29, 2010.  All director loans and the security interest were discharged during the 9 months ended September 30, 2014, described below.

Promoters and Certain Control Persons

We did not have any promoters at any time during the past five fiscal years.

Director Independence

We currently do not have any independent directors, as the term “independent” is defined by the rules of the NASDAQ Stock Market of our proposed directors, Stephen Johnston, Jason Sugarman and Rupert Wainwright will qualify as “independent”/

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business.  However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business.  Except as set forth below, we are currently not aware of any such legal proceedings or claims that we believe will have a material adverse affect on our business, financial condition or operating results.

MARKET PRICE AND DIVIDENDS ON OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is not traded on any exchange.  Our common stock is quoted on the OTC Bulletin Board under the trading symbol “DSGT”.  We cannot assure you that there will be a market in the future for our common stock.

OTC Bulletin Board securities are not listed and traded on the floor of an organized national or regional stock exchange.  Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers.  OTC Bulletin Board issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a national or regional stock exchange.

There has been no first trade of our common stock.

Holders

As of May 6, 2015 there were approximately 44 stockholders of record of our common stock.  This number does not include shares held by brokerage clearing houses, depositories or others in unregistered form.

Dividends

Any decisions regarding dividends will be made by our board of directors. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Our board of directors has complete discretion on whether to pay dividends, subject to the approval of our stockholders. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

Securities Authorized for Issuance Under Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance and we do not have any outstanding stock options.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to the disclosure set forth Item 3.02 of this report, which disclosure is incorporated by reference into this section.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue up to 125,000,000 shares of common stock, par value of $0.001 per share. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. Our bylaws provide that any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. Stockholders do not have pre-emptive rights to purchase shares in any future issuance of our common stock.

The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future. Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiary and other holdings and investments. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, rateably, the net assets available to stockholders after payment of all creditors.

All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders will be diluted.

Anti-takeover Effects of Our Articles of Incorporation and By-laws

Our amended and restated articles of incorporation and bylaws contain certain provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of the Company or changing its board of directors and management. According to our bylaws and articles of incorporation, neither the holders of the Company’s common stock nor the holders of the Company's preferred stock have cumulative voting rights in the election of our directors. The combination of the present ownership by a few stockholders of a significant portion of the Company's issued and outstanding common stock and lack of cumulative voting makes it more difficult for other stockholders to replace the Company's board of directors or for a third party to obtain control of the Company by replacing its board of directors.

Anti-takeover Effects of Nevada Law

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes, or NRS, prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder: for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; or after the expiration of the three-year period, unless:

•	the transaction is approved by the board of directors or a majority of the voting power held by disinterested stockholders, or
•
if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an "interested stockholder" having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (c) 10% or more of the earning power or net income of the corporation.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 10% or more of a corporation's voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS, which apply only to Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada, prohibit an acquirer, under certain circumstances, from voting its shares of a target corporation's stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation's disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

Transfer Agent And Registrar

Our independent stock transfer agent is Action Stock Transfer.  Their mailing address is 2469 E. Fort Union Blvd. Suite 214, Salt Lake City, UT 84121.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.138 of the NRS provides that a director or officer will not be individually liable unless it is proven that (i) the director's or officer's acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Section 78.7502 of NRS permits a company to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action, suit or proceeding if the officer or director (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful.

Section 78.751 of NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of final disposition thereof, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation or bylaws or otherwise.

Section 78.752 of NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Our Articles of Incorporation provide that no director or officer of the Company will be personally liable to the Company or any of its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of NRS. In addition, our bylaws permit for the indemnification and insurance provisions in Chapter 78 of the NRS.

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our articles of incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding, which may result in a claim for such indemnification.

Further, in the normal course of business, we have in our contracts indemnification clauses, written as either mutual where each party will indemnify, defend, and hold each other harmless against losses arising from a breach of representations or covenants, or out of intellectual property infringement or other claims made against certain parties; or single where we have agreed to hold certain parties harmless against losses etc.  We have entered into indemnification agreements with two of our officers and all directors, and our bylaws contain similar indemnification obligations to our agents. Remaining officers will be required to signed indemnification agreements in the near future.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired

Filed herewith are:

•	Audited consolidated financial statements of DSG TAG Systems, Inc. for the years ended December 31, 2014 and 2013.
•	Pro Forma financial statements (unaudited) for the acquisition of DSG TAG Systems Inc. by DSG Global Inc.

(b) Exhibits

Exhibit No.	Description

(3)	Articles of Incorporation, Bylaws

3.1	Articles of Incorporation of Boreal Productions Inc. (incorporated by reference to Exhibit 3.1 of our registration statement on Form SB-2 filed October 22, 2007)

3.2	Bylaws of Boreal Productions Inc. (incorporated by reference to Exhibit 3.2 of our registration statement on Form SB-2 filed October 22, 2007)

3.3	Certificate of Change of Boreal Productions Inc. (incorporate by reference to Exhibit 3.1 of our current report on Form 8-K filed June 24, 2008)

3.4
Articles of Merger filed with the Nevada Secretary of State on January 22, 2015 with an effective date of February 2, 2015 (incorporated by reference to exhibit 3.1 of our current report on Form 8-K filed on February 23, 2015)

3.5
Certificate of Change filed with the Nevada Secretary of State on January 22, 2015 with an effective date of February 2, 2015 (incorporated by reference to exhibit 3.2 of our current report on Form 8-K filed on February 23, 2015)

3.6	Certificate of Correction (incorporated by reference to exhibit 3.3 of our current report on Form 8-K filed on February 23, 2015)

3.7*	Corporate Charter and Articles of Incorporation of DSG TAG Systems Inc. (formerly Dream Shot Inc. and Live Virtual Golf Inc.)

3.8*	Certificates of Amendment of DSG TAG Systems Inc. (formerly Dream Shot Inc. and Live Virtual Golf Inc.)

(10)	Material Contracts

10.1*	Share Exchange Agreement dated April 13, 2015 between DSG TAG Systems Inc. and DSG Global Inc.

10.2*	Agreement (TAG Touch) dated February 15, 2014 between DSG Tag Systems Inc. and DSG Canadian Manufacturing Corp.

10.3*	Sales Commission and Co-Marketing Agreement dated January 19, 2012 between DSG Tag Systems Inc. and E-Z-GO Division of Textron Inc.

10.4*	Lease Agreement (Modification) dated January 17, 2014 between DSG TAG Systems Inc. and BFC Project Partnership.

21	List of Subsidiaries:

21.1	DSG TAG SYSTEMS INC. (Nevada) (75% Owned)

21.2	DSG Tag Systems International, Ltd. (United Kingdom) (75% Owned)

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 12, 2015

DSG GLOBAL, INC.

By: /s/ Robert Silzer
Robert Silzer
President, Chief Executive Officer,Treasurer, Secretary,
Chief Financial Officer and Chief Accounting Officer,
President and Proposed Director

DSG Tag Systems, Inc. and Subsidiary

FINANCIAL STATEMENTS

AND

INDEPENDENT AUDITOR’S REPORT

DECEMBER 31, 2014 AND 2013

DSG Tag Systems, Inc. and Subsidiary

Lichter, Yu and Associates, inc.
Certified Public Accountants

16133 Ventura Blvd., suite 450
encino, California 91436
Tel (818)789-0265   Fax (818) 789-3949

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders of
DSG Tag Systems, Inc. and Subsidiary

We have audited the accompanying consolidated balance sheets of DSG Tag Systems, Inc. and Subsidiary (the “Company”) as of December 31, 2014 and 2013, and the related consolidated statements of operations, stockholders' deficit, and cash flows for the years ended December 31, 2014 and 2013. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2014 and 2013, and the results of its operations and its cash flows for the years ended December 31, 2014 and 2013, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has an accumulated deficit of $22,615,013 current year loss of $3,542,417 which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Lichter, Yu & Associates, Inc.
Lichter, Yu & Associates, Inc.
Encino, California
April 30, 2015

DSG TAG SYSTEMS INC AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS

	December 31, 2014	December 31, 2013
ASSETS

CURRENT ASSETS
Bank	$91,840	$-
Trade receivables, net	161,578	221,740
Inventories	308,921	221,690
Prepaid expenses and deposits	356,258	8,017
Other current assets	63,138	4,821
Receivable from related party	127,793	139,070
TOTAL CURRENT ASSETS	1,109,529	595,338

NON-CURRENT ASSETS
Intangible assets, net	18,880	16,187
Fixed assets, net	3,914	13,707
Equipment on lease, net	266,319	224,324
TOTAL NON-CURRENT ASSETS	289,114	254,218

TOTAL ASSETS	$1,398,643	$849,556

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Bank overdraft	$-	$24,580
Trade and other payables	785,771	3,344,802
Deferred revenue	-	18,541
Convertible notes payable, current portion	-	4,206,980
Loans payable, current portion	1,276,732	2,289,354
TOTAL CURRENT LIABILITIES	2,062,503	9,884,257

NON-CURRENT LIABILITIES
Loans payable, net of current portion	-	905,108
Convertible notes payable, net of current portion	-	-
TOTAL NON-CURRENT LIABILITIES	-	905,108

TOTAL LIABILITIES	2,062,503	10,789,365

STOCKHOLDERS' DEFICIT
Preferred stock, par value $0.001, 150,000,000 shares authorized, 5,000,000 designated as Series A Convertible	-	-
Designated as Series A Convertible Preferred stock, $0.001 par value, 5,000,000 shares authorized,
4,309,384 and 0 shares issued and outstanding at December 31, 2014 and 2013 respectively	4,309	-
Common stock, $0.001 par value, 150,000,000 shares authorized and 109,870,923
outstanding at December 31, 2014, and 100,000,000 authorized and 78,658,791 shares issued and outstanding at December 31, 2013	109,871	78,659
Additional paid in capital	20,830,844	8,465,259
Other accumulated comprehensive income	1,006,129	588,869
Accumulated deficit	(22,615,013)	(19,072,596)
TOTAL STOCKHOLDERS' DEFICIT	(663,860)	(9,939,809)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$1,398,643	$849,556

The accompanying notes are an integral part of these consolidated financial statements

DSG TAG SYSTEMS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

	2014	2013

Revenue	$3,251,964	$3,755,894
Cost of revenue	1,707,624	2,244,311
Gross profit	1,544,340	1,511,583

Operating Expenses
Compensation expense	724,801	1,953,686
Research and development expense	6,775	84,158
General and administration expense	1,286,728	1,249,618
Warranty expense	58,876	57,427
Depreciation and amortization expense	11,318	78,460
Total operating expense	2,088,499	3,423,349
Loss from operations	(544,159)	(1,911,766)

Other Income (Expense)
Foreign currency exchange	348,977	(376,585)
Fines and penalties	(7,032)	-
Finance costs	(3,340,203)	(3,366,145)
Total Other Expense	(2,998,258)	(3,742,730)

Loss from continuing operations before income taxes	(3,542,417)	(5,654,496)

Provision for income taxes	-	-

Net loss	(3,542,417)	(5,654,496)

Other comprehensive income
Foreign currency translation	417,260	854,468

Comprehensive loss	$(3,125,157)	$(4,800,028)

Net loss per share
Basic and Diluted:
Basic	$(0.043)	$(0.100)
Diluted	$(0.043)	$(0.100)

Weighted average number of shares used in computing basic and diluted net loss per share:
Basic	$82,189,358	$56,615,077
Diluted	$82,189,358	$56,615,077

The accompanying notes are an integral part of these consolidated financial statements

DSG TAG SYSTEMS, INC.  AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT

							Accumulated
	Common Stock		Preferrred Stock		Additional	Capital Raising	Comprehensive	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Paid in Capital	Costs	(Loss) Income	Deficit	Deficit

Balance December 31, 2012	54,202,999	$54,203	-	$-	$2,652,868	$(354,914)	$(265,599)	$(13,418,100)	$(11,331,541)

Issuance of common shares	24,455,792	24,456	-	-	5,284,948	-	-	-	5,309,404

Issuance of warrants	-	-	-	-	882,356	-	-	-	882,356

Net (loss) income for the year ended December 31, 2013	-	-	-	-	-	-	854,468	(5,654,496)	(4,800,028)

Balance December 31, 2013	78,658,791	78,659	-	-	8,820,172	(354,913)	588,869	(19,072,596)	(9,939,809)

Issuance of common shares	31,212,132	31,212	-	-	6,983,163	-	-	-	7,014,375

Issuance of preferred shares	-	-	4,309,384	4,309	5,382,422	-	-	-	5,386,731

Net (loss) income for the year ended December 31, 2014	-	-	-	-	-	-	417,260	(3,542,417)	(3,125,157)

	109,870,923	$109,871	4,309,384	$4,309	$21,185,756	$(354,913)	$1,006,129	$(22,615,013)	$(663,860)

The accompanying notes are an integral part of these consolidated financial statements

DSG TAG SYSTEMS, INC.  AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

	2014	2013

Net loss	$(3,542,417)	$(5,654,496)

Adjustments to reconcile net loss to net cash used in
operating activities:
Depreciation and amortization	36,670	78,460
Non-cash financing costs	3,324,486	2,721,075
Management expense offset against related party receivable	461	146,453
Compensation expense related to options	-	769,760

(Increase) decrease in assets:
Trade receivables, net	45,027	255,621
Inventories	(109,732)	(116,180)
Prepaid expense and deposits	(366,309)	35,141
Other assets	(61,628)	77,551
Increase (decrease) in current liabilities:
Trade payables and accruals	(731,165)	1,508,721
Bank overdraft	(23,798)	(8,056)
Deposits payable	-	(4,474)
Deferred revenue	(17,951)	(9,757)
Net cash used in operating activities	(1,446,356)	(200,181)

Cash flows from investing activities
Purchase of property, plant and equipment	(29,986)	(6,577)
Purchase of equipment on lease	(59,973)	(127,981)
Purchase of intangible assets	(4,153)	(7,696)
Net cash used in investing activities	(94,112)	(142,254)

Cash flows from financing activities
Notes and loans payable, net	1,674,811	529,250
Sale of common shares	-	4,856
Net cash provided by financing activities	1,674,811	534,106

Net cash (used in) provided by operations	134,343	191,671

Effect of exchange rate changes on cash and cash equivalents	(42,503)	(191,671)
Net increase in cash and cash equivalents	91,840	-
Cash and cash equivalents at beginning of period	-	-
Cash and cash equivalents at the end of the period	$91,840	$-

Supplemental disclosures

Cash paid during the period for:
Income tax payments	$-	$-
Interest payments	$16,996	$87,480

Supplemental schedule of non-cash financing activities:
Issuance of stock for financing costs	$3,324,486	$2,721,075
Issuance of options and warrants	$-	$882,356

The accompanying notes are an integral part of these consolidated financial statements

DSG TAG SYSTEMS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 –ORGANIZATION

DSG Tag Systems, Inc., (the “Company” or “DSG”) was incorporated under the laws of the State of Nevada in 2008 and extra provincially registered in British Columbia, Canada in 2008. Its principal activities are the sale and rental of GPS tracking devices and interfaces for golf vehicles, and related support services.

In March 2011, DSG formed DSG Tag Systems International, Ltd. in the United Kingdom (“DSG UK”). DSG UK is a wholly owned subsidiary of the Company.

When used in these notes, the terms "Company," "we," "our," or "us" mean DSG Tag Systems, Inc. and its subsidiary.

Note 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

Principles of Consolidation

The consolidated financial statements include the accounts of DSG Tag Systems, Inc. (“DSG”) and its wholly owned subsidiary DSG UK, collectively referred to as the Company. All material intercompany accounts, transactions and profits were eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues, warranty costs and expenses during the reporting period. Actual results could differ from those estimates. Estimates and assumptions are reviewed periodically and the effects of revisions are reflected in the consolidated financial statements in the period they are determined.

Exchange (Loss) Gain

During the years ended December 31, 2014 and 2013, the transactions of DSG and its wholly owned subsidiary were denominated in foreign currencies and were recorded in Canadian dollar (CAD), or British Pounds (GBP), at the rates of exchange in effect when the transactions occurred. Exchange gains and losses are recognized for the different foreign exchange rates applied when the foreign currency assets and liabilities are settled.

Foreign Currency Translation and Comprehensive (Loss) Income

The accounts of DSG and its wholly owned subsidiary were maintained, and its financial statements were expressed, in CAD and GBP. Such financial statements were translated into United States dollars (USD) with the CAD or GBP as the functional currency. All assets and liabilities were translated at the exchange rate at the balance sheet date, stockholders’ deficit is translated at the historical rates and income statement items are translated at the average exchange rate for the period. Transactions in foreign currencies are initially recorded at the functional currency rate ruling at the date of transaction. Any differences between the initially recorded amount and the settlement amount are recorded as a gain or loss on foreign currency transaction in the consolidated statements of operations. The resulting translation adjustments are reported under other comprehensive income as a component of shareholders’ equity.

Reportable Segment

The Company has one reportable segment. The Company’s activities are interrelated and each activity is dependent upon and supportive of the other. Accordingly, all significant operating decisions are based on analysis of financial products provided as a single global business.

Revenue Recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collectability is reasonably assured. In instances where final acceptance of the product is specified by the customer, revenue is deferred until all acceptance criteria have been met. The Company accrues for warranty costs, sales returns, and other allowances based on its historical experience.

Research and Development

Research and development expenses include payroll, employee benefits, and other headcount-related expenses associated with product development. Research and development expenses also include third-party development and programming costs, localization costs incurred to translate software for international markets, and the amortization of purchased software code and services content. Such costs related to software development are included in research and development expense until the point that technological feasibility is reached.   Research and development is expensed and is included in operating expenses.

Income Taxes

The Company accounts for income taxes in accordance with ASC 740, "Income Taxes".  Under ASC 740, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial statement reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.  The provision for income taxes represents the tax expense for the period, if any, and the change during the period in deferred tax assets and liabilities.

The Company has significant income tax net operating losses; however, due to the uncertainty of the realize-ability of the related deferred tax asset and other deferred tax assets, a valuation allowance equal to the amount of deferred tax assets has been established at December 31, 2014 and 2013.

ASC 740 also provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax positions. A tax benefit from an uncertain position may be recognized only if it is “more likely than not” that the position is sustainable based on its technical merit.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are cash, accounts receivable and other receivables arising from its normal business activities. The Company places its cash in what it believes to be credit-worthy financial institutions. The Company has a diversified customer base, most of which are in Canada, United States and the United Kingdom. The Company controls credit risk related to accounts receivable through credit approvals, credit limits and monitoring procedures. The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowance is limited.

Risks and Uncertainties

The Company is subject to risks from, among other things, competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, limited operating history, foreign currency exchange rates and the volatility of public markets.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and legal counsel assess such contingent liabilities, and such assessment inherently involves judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed. Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

Cash and Cash Equivalents

Cash and equivalents include cash in hand and cash in demand deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less. At December 31, 2014 and 2013, there were no uninsured balances for accounts in Canada, United States and the United Kingdom. The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts.

Accounts Receivable

All accounts receivable are due thirty (30) days from the date billed. If the funds are not received within thirty (30) days the customer is contacted to arrange payment. The Company uses the allowance method to account for uncollectable accounts receivable. The allowance for doubtful accounts as of December 31, 2014 and 2013 was $50,836 and $33,898, respectively.

Financing Receivables and Guarantees

The Company provides financing arrangements, including operating leases and financed service contracts for certain qualified customers. Lease receivables primarily represent sales-type and direct-financing leases. Leases typically have two- to three-year terms and are collateralized by a security interest in the underlying assets. The Company makes an allowance for uncollectible financing receivables based on a variety of factors, including the risk rating of the portfolio, macroeconomic conditions, historical experience, and other market factors. At December 31, 2014 and 2013 management determined that there was no allowance necessary. The Company also provides financing guarantees, which are generally for various third-party financing arrangements to channel partners and other customers. The Company could be called upon to make payment under these guarantees in the event of nonpayment to the third party.

Advertising Costs

The Company expenses all advertising costs as incurred. Advertising costs were $18,065 and $28,647 for the years ended December 31, 2014 and 2013, respectively.

Inventory

Inventories are valued at the lower of cost (determined on a weighted average basis) or market. Management compares the cost of inventories with the market value and allowance is made to write down inventories to market value, if lower. As of December 31, 2014 and 2013, inventory only consisted of finished goods.

Fixed Assets

Fixed assets are stated at cost and depreciated using the straight line method over the shorter of the estimated useful life of the asset or the lease term. The estimated useful lives of our property and equipment are generally as follows:

Rental equipment
Tag	10 years useful life
Touch/Text	8 years useful life
Office furniture and equipment	5 years useful life
Computer equipment	3 years useful life

As of December 31, 2014 and 2013, fixed assets consisted of the following:

	December 31, 2014	December 31, 2013

Furniture and equipment	$17,619	$19,108
Computer equipment	25,512	27,669
Accumulated Depreciation	(39,217)	(33,070)
	$3,914	$13,707

As of December 31, 2014 and 2013, leased equipment consisted of the following:

	December 31, 2014	December 31, 2013

Tags	$229,156	$177,908
Tex	37,494	41,492
Touc	110,822	128,029
Accumulated	(111,152)	(123,105)
	$266,319	$224,324

As of December 31, 2014 and 2013, total depreciation expense was $11,138 and $78,460 for the fixed assets and leased equipment, respectively.

Fair Value of Financial Instruments

For certain of the Company’s financial instruments, including cash and equivalents, restricted cash, accounts receivable, accounts payable, accrued liabilities and short-term debt, the carrying amounts approximate their fair values due to their short maturities. ASC Topic 820, “Fair Value Measurements and Disclosures,” requires disclosure of the fair value of financial instruments held by the Company. ASC Topic 825, “Financial Instruments,” defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures.  The carrying amounts reported in the consolidated balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company analyzes all financial instruments with features of both liabilities and equity under ASC 480, “Distinguishing Liabilities from Equity,” and ASC 815.

As of December 31, 2014 and 2013, the Company did not identify any assets and liabilities that are required to be presented on the balance sheet at fair value.

Basic and Diluted Net Loss per Common Share

Basic and diluted net loss per share attributable to common stockholders is computed by dividing net loss attributable to common stockholders by the weighted average number of common shares outstanding during the period. Our potentially dilutive shares, which include outstanding common stock warrants, have not been included in the computation of diluted net loss per share attributable to common stockholders for all periods presented, as the results would be antidilutive. Such potentially dilutive shares are excluded when the effect would be to reduce net loss per share.

The following table sets forth the computation of basic and diluted earnings per share for the year ended December 31, 2014 and 2013:

	December 31, 2014	December 31, 2013

Net loss	$(3,542,417)	$(5,654,496)

Weighted average number of shares used in computing basic and diluted net loss per share:
Basic	82,189,358	56,615,077
Diluted	82,189,358	56,615,077

Net loss per share:
Basic	$(0.043)	$(0.100)
Diluted	$(0.043)	$(0.100)

Intangible Assets

The Company records identifiable intangible assets at fair value on the date of acquisition and evaluates the useful life of each asset. Finite-lived intangible assets primarily consist of software development capitalized. Finite-lived intangible assets are amortized on a straight-line basis and are tested for recoverability if events or changes in circumstances indicate that their carrying amounts may not be recoverable. These intangibles have useful lives ranging from 1 to 10 years. No events or changes in circumstances indicate that impairment existed as of December 31, 2014.

Stock-Based Compensation

We recognize all share-based payments to employees and to non-employee directors as compensation for service on our board of directors as compensation expense in the consolidated financial statements based on the fair values of such payments. Stock-based compensation expense recognized each period is based on the value of the portion of share-based payment awards that is ultimately expected to vest during the period. Forfeitures are estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

For share-based payments to consultants and other third-parties, compensation expense is determined at the “measurement date.” The expense is recognized over the vesting period of the award. Until the measurement date is reached, the total amount of compensation expense remains uncertain. We record compensation expense based on the fair value of the award at the reporting date. The awards to consultants and other third-parties are then revalued, or the total compensation is recalculated based on the then current fair value, at each subsequent reporting date.

Recently Issued Accounting Pronouncements

In June 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-12, Compensation – Stock Compensation (Topic 718): Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period. The new guidance requires that share-based compensation that require a specific performance target to be achieved in order for employees to become eligible to vest in the awards and that could be achieved after an employee completes the requisite service period be treated as a performance condition. As such, the performance target should not be reflected in estimating the grant-date fair value of the award. Compensation costs should be recognized in the period in which it becomes probable that the performance target will be achieved and should represent the compensation cost attributable to the period(s) for which the requisite service has already been rendered. If the performance target becomes probable of being achieved before the end of the requisite service period, the remaining unrecognized compensation cost should be recognized prospectively over the remaining requisite service period. The total amount of compensation cost recognized during and after the requisite service period should reflect the number of awards that are expected to vest and should be adjusted to reflect those awards that ultimately vest. The requisite service period ends when the employee can cease rendering service and still be eligible to vest in the award if the performance target is achieved. This new guidance is effective for fiscal years and interim periods within those years beginning after December 15, 2015. Early adoption is permitted. Entities may apply the amendments in this Update either (a) prospectively to all awards granted or modified after the effective date or (b) retrospectively to all awards with performance targets that are outstanding as of the beginning of the earliest annual period presented in the financial statements and to all new or modified awards thereafter. The adoption of ASU 2014-12 is not expected to have a material impact on our financial position or results of operations.

In June 2014, the FASB issued ASU No. 2014-10: Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation, to improve financial reporting by reducing the cost and complexity associated with the incremental reporting requirements of development stage entities. The amendments in this update remove all incremental financial reporting requirements from U.S. GAAP for development stage entities, thereby improving financial reporting by eliminating the cost and complexity associated with providing that information. The amendments in this Update also eliminate an exception provided to development stage entities in Topic 810, Consolidation, for determining whether an entity is a variable interest entity on the basis of the amount of investment equity that is at risk. The amendments to eliminate that exception simplify U.S. GAAP by reducing avoidable complexity in existing accounting literature and improve the relevance of information provided to financial statement users by requiring the application of the same consolidation guidance by all reporting entities. The elimination of the exception may change the consolidation analysis, consolidation decision, and disclosure requirements for a reporting entity that has an interest in an entity in the development stage. The amendments related to the elimination of inception-to-date information and the other remaining disclosure requirements of Topic 915 should be applied retrospectively except for the clarification to Topic 275, which shall be applied prospectively. For public companies, those amendments are effective for annual reporting periods beginning after December 15, 2014, and interim periods therein. Early adoption is permitted. The adoption of ASU 2014-10 is not expected to have a material impact on our financial position or results of operations.

In August 2014, the FASB issued Accounting Standards Update No. 2014-15, Presentation of Financial Statements – Going Concern (Subtopic 205-40), Disclosure of Uncertainties about an Entities Ability to Continue as a Going Concern(ASU 2014-15). The guidance in ASU 2014-15 sets forth management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern as well as required disclosures. ASU 2014-15 indicates that, when preparing financial statements for interim and annual financial statements, management should evaluate whether conditions or events, in the aggregate, raise substantial doubt about the entity’s ability to continue as a going concern for one year from the date the financial statements are issued or are available to be issued. This evaluation should include consideration of conditions and events that are either known or are reasonably knowable at the date the financial statements are issued or are available to be issued, as well as whether it is probable that management’s plans to address the substantial doubt will be implemented and, if so, whether it is probable that the plans will alleviate the substantial doubt. ASU 2014-15 is effective for annual periods ending after December 15, 2016, and interim periods and annual periods thereafter. Early application is permitted. The Company is currently in the process of evaluating the impact of adoption of this ASU on its consolidated financial statements.

In January 2015, the FASB issued Accounting Standards Update No. 2015-01, Income Statement – Extraordinary and Unusual items (Subtopic 225-20), Simplifying Income Statement Presentation by Eliminating the Concept of Extraordinary Items (ASU 2015-01). The amendment eliminates from U.S. GAAP the concept of extraordinary items. This guidance is effective for the Company in the first quarter of fiscal 2017. Early adoption is permitted and allows the Company to apply the amendment prospectively or retrospectively. The adoption of this guidance is not expected to have a material impact on the Company’s consolidated financial statements.

Note 3 – GOING CONCERN

As reflected in the accompanying financial statements, the Company had an accumulated deficit of $22,615,013 as of December 31, 2014 and had a net loss of $3,542,417 for the year ended December 31, 2014.

While the Company is growing revenues and attempting to improve margins and lower costs, the Company’s cash position may not be significant enough to support the Company’s daily operations.  Management intends to raise additional funds by way of a public or private offering. Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to generate revenues and in its ability to raise   additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues.

The  financial  statements  do  not  include  any  adjustments  that  might  be  necessary  if the  Company  is  unable  to   continue as a going concern.

Note 4 – ACCOUNTS RECEIVABLE, NET

As of December 31, 2014 and 2013, Accounts receivable consist of the following:

	December 31, 2014	December 31, 2013

Accounts	$212,414	$255,638
Allowance for bad debt	(50,836)	(33,898)
Total accounts receivable	$161,578	$221,740

Note 5 – OTHER ASSETS

Other assets consist of the following as of December 31, 2014 and 2013:

	December 31, 2014	December 31, 2013

GST/VAT Receivable	$63,138	$4,821
	$63,138	$4,821

Note 6 – INTANGIBLE ASSETS

Intangible assets consist of the following of December 31, 2014 and 2013:

	December 31, 2014	December 31, 2013

Intangible Asset - Patent	$18,880	$16,187
	$18,880	$16,187

Patents were deemed to have indefinite lives and are not amortized but are tested for impairment annually.  As of December 31, 2014, the Company concluded there was no impairment.

Note 7 – TRADE AND OTHER PAYABLES

As of December 31, 2014 and 2013, trade and other payables consist of the following:

	December 31, 2014	December 31, 2013

Accounts payable	$615,019	$1,284,590
Accrued expenses	55,666	103,749
Accrued interest	90,769	1,853,431
Other liabilities	24,317	103,032
Total payables	$785,771	$3,344,802

Note 8 – LOANS PAYABLE

As of December 31, 2014 and 2013, loans payables consist of the following:

	December 31,
	2014		2013

Unsecured, due on demand, interest 15% per annum from director of the Company.	$		$411,334

Unsecured, due on demand and non-interest bearing.			21,034

Unsecured, due on demand, interest 15% per annum.		215,500	-

Secured, due on demand, interest 54% per annum due on August 29, 2013. Secured by Company's future installed products.			467,425

Unsecured, due on demand and 36% interest			14,023

Due on demand and non-interest bearing, from a company controlled by director of the Company, secured by general security agreements over assets of the Company and a separate security agreement over the inventory of the Company.		-	-

Due on demand, interest ranging from 6% to 15% over 120 days, from a director of the Company, secured by general security agreements over assets of the Company and a separate security agreement over the inventory of the Company.			586,024

Unsecured, interest 15.2% per annum, mature from October 15, 2014 to August 22, 2015.			987,501

Unsecured, interest 15.2% per annum, from equity investment, mature from February 28, 2015 to December 24, 2015. Principal is repayable in cash or Tag units. Repayment can also be requested to be converted to shares of the Company.		1,061,232	707,121

Unsecured, interest 15.2% per annum, matures from August 29, 2015 to September 18, 2015. Principal is repayable in cash or Tag units. Repayment can also be requested to be converted to shares of the Company.		-	-

Total		$1,276,732	$3,194,462

Current portion		1,276,732	2,289,354

Long term portion		$-	$905,108

The company converted $1,917,730 of loans payable into shares in September 2014 and October 2014.

Note 9 – CONVERTIBLE LOANS

As of December 31, 2014 and 2013, convertible loans consist of the following:

	December 31,
	2014	2013

Secured, due on demand, interest 10%-30% per annum from director of the Company and are convertible at $0.30-0.65/sh. Secured by a General Security Agreement over the assets of the Company.	$-	$768,179

Secured, due on demand, interest 10%-30% per annum from director of the Company and are convertible at $0.30-0.65/sh. Secured by a General Security Agreement over the assets of the Company. 3,000,000 warrants secured to General Security Agreement.	-	2,614,268

Unsecured, due on demand, interest 12% per annum, matures on December 31, 2014 and is convertible at $0.20/sh.	-	675,758

Unsecured, interest 20% per annum, matures May 25, 2013, and is convertible at $0.60/sh if not converted prior to May 25, 2012. Subsequent to December 31, 2012, this loan is in default and is due and payable immediately.	-	24,998

Unsecured, due on demand, interest 12% per annum and is convertible at $0.35/sh.	-	128,822

$1.00/sh. Subsequent to December 31, 2012, this loan is in default and is due and payable immediately.	-	79,993

Unsecured, interest 36% per annum, matures April 25, 2013, and is convertible at $1.00/sh. Subsequent to December 31, 2012, this loan is in default and is due and payable immediately.	-	11,686

Current portion	-	4,303,704

Discount on debt from warrants granted	-	(96,724)

Total	$-	$4,206,980

The Company converted $4,206,980 of convertible loans in September 2014 and October 2014. The convertible loan was converted to equity in September 2014 at which time the discount on debt for warrants granted was removed from equity. The total amortized discount on debt was $43,363.

Note 10 – STOCKHOLDERS’ DEFICIT

Common Stock

The Company has 150,000,000 shares of common stock authorized, each having a par value of $0.001, as of December 31, 2014 and 100,000,000 authorized as of December 31, 2013. There were 109,870,923 and 78,658,791 shares issued and outstanding as of December 31, 2014 and 2013, respectively. Each share of common stock is entitled to one (1) vote.

During the year ended December 2010, the Company issued 47,350,499 shares. During the year ended December 2011, the Company issued 925,000 shares.

During the year ended December 2012, the Company issued 5,927,500 shares. During the year ended December 31, 2013 the Company issued 24,455,792 shares.

During the year ended December 31, 2014 the Company issued 31,212,132 shares.

Shares were issued for a combination of cash, compensation, and conversion of debt and interest finance costs. The Company converted $7,014,375 in loans payable, convertible loans, payment of interest, finance costs and compensation to 31,212,132 common shares in October 2014, of which $2,502,168 was debt converted by a Director of the Company.

Preferred Stock

The Company has 150,000,000 shares of undesignated Preferred Stock authorized, each having a par value of $0.001 as of December 31, 2014. The Company has designated 5,000,000 shares as Series A Convertible Preferred stock and issued 4,309,384 shares as of December 31, 2014. The Series A Convertible Preferred Stock have no general voting rights. Preferred shares converted to common shares are entitled to the same voting rights as other common shareholders.  At any time on or after the issuance date any holder of Series A preferred stock may convert to common stock based on predetermined conversion price of $1.25 per share.

A Director of the Company converted their debt of $5,386,731 into the Series A preferred stock October 24, 2014.

Note 11 – STOCK OPTIONS AND WARRANTS

Stock Compensation to employees and officers

On March 1, 2013, the Company extended the warrants issued in 2008 to five employees and officers that were to expire on March 31, 2013. The Company issued options to these individuals to purchase an aggregate of 38,488,000 shares of common stock.  The options have an exercise price of $0.23 per share and now expire on December 31, 2016.  The fair value of the options at the time they were extended was estimated at $769,760 using a Black-Scholes model with the following assumptions:  expected volatility of 17%, risk free interest of 0.38%, expected life of 3 years and no dividends.  The fair value of the options were recorded as equity and compensation expense.   The 38,488,000 warrants have not yet been exercised and are currently outstanding as of December 31, 2014.

Stock Warrant for Convertible Loan

In connection with the extension of a convertible loan for $2,614,268, the Company issued warrants to the convertible loan holder to purchase an aggregate of 3,000,000 shares of common stock.  The warrants have an exercise price of $0.23 per share and expire on December 31, 2016.  The fair value of the warrants was estimated at $120,000CDN or $112,596USD using a Black-Scholes model with the following assumptions:  expected volatility of 15%, risk free interest of 0.68%, expected life of 3 years and no dividends.  The fair value of the warrant was recorded as equity and a debt discount and will be amortized to interest expense over the term of the loan.  The final debt discount balance as of December 31, 2013 was $96,724.  The convertible loan was converted into equity in September 2014 at which time the remaining unamortized debt discount of $69,233 was expensed.  The 3,000,000 warrants have not yet been exercised and are currently outstanding as of December 31, 2014.

Note 12 – RELATED PARTY TRANSACTIONS

During the years ended December 31, 2014 and 2013, the Company incurred the following costs charged by directors and officers of the Company, and companies controlled by directors and officers of the Company:

These transactions are in the normal course of operations and are measured at the exchange amount, which is the amount of considerations established and agreed to by the related parties.

Amount due from related party at December 31, 2014 and 2013 was $127,793 and $139,070, respectively. The amounts consist of advances to a director and officer of the Company. These amounts are unsecured, non-interest bearing and due on demand.

A Director and Officer of the Company converted all accrued interest and loans payable to common stock and preferred stock. The total amount converted in 2014 was $5,386,731 into preferred stock Series A Convertible and $2,502,168 into common stock.

The Director of the Company mentioned above related to his outstanding loans has a general security interest in all assets of the Company pursuant to a General Security Agreement dated June 29, 2010.

Note 13 – INCOME TAX

The following is the income tax expense reflected in the Statement of Operations for the years ended December 31, 2014 and 2013:

INCOME TAX EXPENSE

	2014	2013

Income tax expense- current	$-	$-
Income tax expense - deferred	-	-
Total	$-	$-

The following are the components of income before income tax reflected in the Statement of Operations for the years ended December 31, 2014 and 2013:

COMPONENTS OF INCOME BEFORE INCOME TAX

	2014	2013

Loss before income tax	$(3,542,417)	$(5,654,496)
Income tax	-	-
Effective tax rate	0%	0%

The Company did not have a United States tax paying entity during the year ended December 31, 2014 and 2013.

The following is a reconciliation of the provision for income taxes at the US federal income tax rate to the income taxes reflected in the Statement of Operations for the years ended December 31, 2014 and 2013:

INCOME TAX RATE RECONCILIATION

	2014	2013

US statutory rates	34%	34%
Loss from operations	(34)%	(34)%
Other expenses (benefits)	-%	-%
Tax expenses at actual rate	-%	-%

Deferred income taxes arise from temporary differences between the tax and financial statement recognition of revenue and expense. In evaluating the ability to recover the deferred tax assets within the jurisdiction from which they arise, the Company considered all available positive and negative evidence, including scheduled reversals of deferred tax liabilities, projected future taxable income, tax planning strategies and recent financial operations. In projecting future taxable income, the Company began with historical results adjusted for changes in accounting policies and incorporates assumptions including the amount of future pretax operating income, the reversal of temporary differences, and the implementation of feasible and prudent tax planning strategies. These assumptions require significant judgment about the forecasts of future taxable income and are consistent with the plans and estimate the Company are using to manage the underlying businesses. In evaluating the objective evidence that historical results provide, the Company consider three years of cumulative operating income (loss).

As of December 31, 2014, DSG had NOL’s of approximately $22 million dollars to offset future taxable income in Canada and United Kingdom. The deferred tax assets at December 31, 2014 were fully reserved. Management believes it is more likely than not that these assets will not be realized in the near future.

Note 14 – GEOGRAPHIC SEGMENT INFORMATION

As a result of the formation of DSG UK on March 2011, the Company operates in two regions: Canada and the United Kingdom.  All inter-company transactions are eliminated in consolidation.

	Year Ended December 31, 2014
	Canada	United Kingdom	Elimination	Consolidated

Revenue	$2,803,324	$647,266	(198,626)	$3,251,964
Cost of Revenue	1,535,172	371,078	(198,626)	1,707,624
Total Expenses	1,942,826	145,673	-	2,088,499
Other Income (Expense)	(2,956,826)	(38,432)	-	(2,998,258)
Net (Loss) Income	(3,539,926)	97,509	-	(3,542,417)
Assets	1,238,808	159,835	-	1,398,643
Liabilities	2,031,696	30,807	-	2,062,503

	Year Ended December 31, 2013
	Canada	United Kingdom	Elimination	Consolidated

Revenue	$3,285,557	$920,821	$(450,484)	$3,755,894
Cost of Revenue	2,140,569	554,226	(450,484)	2,244,311
Total Expenses	2,278,810	144,539	-	3,423,349
Other Income (Expense)	(3,742,730)	-	-	(3,742,730)
Net (Loss) Income	(5,876,552)	222,056	-	(5,654,496)
Asset s	638,140	211,416	-	849,556
Liabilities	10,739,347	50,018	-	10,789,365

Note 15 – COMMITMENTS AND CONTINGENCIES

Lease Obligations

The Company leases offices in Canada under a renewable operating leases which expired on January 31, 2014, the terms of the lease as of February 1, 2015 is month to month, with 30 days’ notice to terminate. The annual rent for the premises in Canada is approximately CAD$87,552. For the years ended December 31, 2014 and 2013, the aggregate rental expense was USD $89,855 and USD $131,821 respectively. Rent expense included other amounts paid in Canada and the United Kingdom for warehouse storage and offices under month to month or as needed basis.

Future minimum rental payments required under operating leases as of December 31, 2014 are as follows:

December 31, 2014   $6,785.

Product Warranties

The Company warranties costs as part of its cost of sales based on associated material product costs, labor costs for technical support staff, and associated overhead. The products sold are generally covered by a warranty for a period of one year. The Company’s past experience with warranty related costs have not been material and have therefore expensed the cost as incurred and have not set up any allowance for future potential cost. The warranty expense incurred was $58,876 and $57,427 for the years ended December 31, 2014 and 2013.

In the normal course of business, the Company indemnifies other parties, including customers, lessors, and parties to other transactions with the Company, with respect to certain matters. The Company has agreed to hold the other parties harmless against losses arising from a breach of representations or covenants, or out of intellectual property infringement or other claims made against certain parties. These agreements may limit the time within which an indemnification claim can be made and the amount of the claim. In addition, the Company has entered into indemnification agreements with its officers and directors, and the Company’s bylaws contain similar indemnification obligations to the Company’s agents. It is not possible to determine the maximum potential amount under these indemnification agreements due to the Company’s limited history with prior indemnification claims and the unique facts and circumstances involved in each particular agreement. Historically, payments made by the Company under these agreements have not had a material effect on the Company’s operating results, financial position, or cash flows.

The Company also provides financing guarantees, which are generally for various third-party financing arrangements to channel partners and other customers.

Note 16 – LEGAL MATTERS

On December 30, 2012 a corporation filed an action against the Company in the United States courts claiming patent infringement. On March 8, 2013 the parties agreed to a settlement, with the Company admitting no wrong doing, in the amount of $125,000. The settlement is to be paid over an 18 month period in equal installments of $7,500 with annual interest rate of 8%. The Company has accrued all liabilities related to this matter in the financial statements.

Note 17 – SUBSEQUENT EVENTS

Management has evaluated events subsequent to year end through March 31, 2015 for transactions and other events that may require adjustment of and/or disclosure in such financial statements.

On February 17, 2015 the Company entered into a short term note agreement in the amount of $125,000 with an individual.  The terms of the note call for repayment on, or before, April 17, 2015 with an interest payment of $5,000.

On March 27, 2015 the Company entered into an agreement with a marketing firm for $250,000.  The terms includes cash payment of $17.500 and a note worth $232,500 at 5% interest per annum with convertible election by the holder to convert the note to 310,000 shares at $1.25 per share after 4 months.

On April 13, 2015 the Company entered into a Share Exchange Agreement with DSG Global, Inc., a publicly traded Company, pursuant to which the shareholders of the Company will transfer to DSG Global, Inc. all of their issued and outstanding common stock in exchange for 20,000,000 shares of DSG Global, Inc. common stock.  Following the Exchange Transaction the Company will be a subsidiary of DSG Global, Inc.

DSG TAG SYSTEMS INC  AND SUBSIDIARY
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
DECEMBER 31, 2014

		DSG Tag Systems Inc	DSG Global Inc	Combined Historical		Proforma Adjustments	Combined Pro Forma
	CURRENT ASSETS
	Cash and cash equivalents	$91,840	$2,309	$94,149			$94,149
	Trade and other receivables, net	161,578	-	161,578			161,578
	Inventory	308,921	-	308,921			308,921
	Prepaid expenses and deposits	356,258
	Other current assets	63,138	-	63,138			63,138
	Receivable from related party	127,793
	TOTAL CURRENT ASSETS	1,109,529	2,309	1,111,838			1,111,838
					1	50,000,000
	NON-CURRENT ASSETS				2	(50,000,000)
	Investment in subsidiary				3	449,558	-
					4	(449,558)
	Intangible assets, net	18,880	-	18,880			18,880
	Fixed assets, net	3,914	-	3,914			3,914
	Equpment on lease, net	266,319	-	266,319			266,319
	TOTAL NON-CURRENT ASSETS	289,114	-	289,114			289,114
	TOTAL ASSETS	$1,398,643	$2,309	$1,400,952			$1,400,952

	CURRENT LIABILITIES
	Trade and other payables	$785,771	$9,085	$794,856			$794,856
	Loan payable - Related party	-	52,970	52,970			52,970
	Loans payable, current portion	1,276,732	-	1,276,732		-	1,276,732
	TOTAL CURRENT LIABILITIES	2,062,503	62,055	2,124,558			2,124,558

	NON-CURRENT LIABILITIES
	Loan from related party	-	-	-			-
	TOTAL NON-CURRENT LIABILITIES	-	-	-			-
	TOTAL LIABILITIES	2,062,503	62,055	2,124,558			2,124,558

	STOCKHOLDERS' EQUITY
	Preferred Stock	4,309		4,309	5	(4,309)	-
	Common stock	109,871	30,000	139,871	1	20,000	30,180
					2	(129,871)
					3	180
					4
	Additional paid in capital	20,830,843	24,000	20,854,843	1	49,980,000	15,468,366
					2	(49,983,875)
					3	449,378
					4	(449,558)
					5	(5,382,422)
	Accumulated deficit	(22,615,012)	(113,746)	(22,728,758)	2	113,746	(22,659,902)
					6	(44,890)
	Accumulated other comprehensive income (loss)	1,006,129	-	1,006,129			1,006,129

	Noncontrolling interest				5	5,386,731	5,431,621
		-	-	-	6	44,890
	TOTAL STOCKHOLDERS' EQUITY	(663,860)	(59,746)	(723,606)			(723,606)

	TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,398,643	$2,309	$1,400,952			$1,400,952

	Pro Forma Adjustments

#1	Investment in subsidiary	50,000,000
	Common stock		20,000
	Additional paid in capital		49,980,000

	To record investment for DSG Tag. Issuance of 20,000,000 shares at $2.50 per share

#2	Investment in subsidiary		50,000,000
	Common stock	129,871
	Accumulated deficit		113,746
	Additional paid in capital	49,983,875
	To remove investment during consolidation and adjust equity for reverse merger

#3	Investment in subsidiary	449,558
	Common stock		180
	Additional paid in capital		449,378

	To record investment for DSG Tag. Issuance of 179,823 shares at $2.50 per share

#4	Investment in subsidiary		449,558
	Additional paid in capital	449,558
	To remove investment during consolidation and adjust equity for reverse merger

#5	Noncontrolling interest		5,386,731
	Preferred stock	4,309
	Additional paid in capital	5,382,422

	To record non controlling interest upon consolidation

#6	Noncontrolling interest		44,890
	Current Income (loss) /Retained Earnings	44,890
	To record 5% cumulative preferred stock

F-1

DSG TAG SYSTEMS INC  AND SUBSIDIARY
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
DECEMBER 31, 2013

		DSG Tag Systems Inc	DSG Global Inc	Combined Historical		Proforma Adjustments	Combined Pro Forma
	CURRENT ASSETS
	Cash and cash equivalents	$-	$476	$476			$476
	Trade and other receivables, net	221,740	-	221,740			221,740
	Inventory	221,690	-	221,690			221,690
	Prepaid expenses and deposits	8,017		8,017			8,017
	Other current assets	4,821	-	4,821			4,821
	Receivable from related party	139,070	-	139,070			139,070
	TOTAL CURRENT ASSETS	595,338	476	595,814			595,814

	NON-CURRENT ASSETS				1	50,000,000
	Investment in subsidiary				2	(50,000,000)	-
					3	449,558	-
					4	(449,558)
	Intangible assets, net	16,187	-	16,187			16,187
	Fixed assets, net	13,707	-	13,707			13,707
	Intellectual Property		9,550	9,550			9,550
	Equipment on lease, net	224,324	-	224,324			224,324
	TOTAL NON-CURRENT ASSETS	254,218	9,550	263,768			263,768
	TOTAL ASSETS	$849,556	$10,026	$859,582			$859,582

	CURRENT LIABILITIES
	Bank overdraft	$24,580	$-	$24,580			$24,580
	Trade and other payables	3,344,802	6,561	3,351,363			3,351,363
	Deferred Revenue	18,541	-	18,541			18,541
	Convertible notes payable, current portion	4,206,980	-	4,206,980			4,206,980
	Loans payable, related party		32,872	32,872			32,872
	Loans payable, current position	2,289,354	-	2,289,354			2,289,354
	TOTAL CURRENT LIABILITIES	9,884,257	39,433	9,923,690			536,793

	NON-CURRENT LIABILITIES
	Loans payable, net of current portion	905,108	-	905,108			905,108
	TOTAL NON-CURRENT LIABILITIES	905,108	-	905,108			905,108
	TOTAL LIABILITIES	10,789,365	39,433	10,828,798			10,828,798

	STOCKHOLDERS' EQUITY
	Common stock	78,659	30,000	108,659	2	(98,659)	30,180
				-	1	20,000
				-	3	180
	Additional paid in capital	8,465,259	24,000	8,489,259	1	49,980,000	8,484,331
				-	2	(49,984,748)
					3	449,378
					4	(449,558)
	Accumulated deficit	(19,072,596)	(83,407)	(19,156,003)	2	83,407	(19,072,596)
				-
	Accumulated other comprehensive income (loss)	588,869	-	588,869			588,869
		-	-	-
	TOTAL STOCKHOLDERS' EQUITY	(9,939,809)	(29,407)	(9,969,216)			(9,969,216)

	TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$849,556	$10,026	$859,582			$859,582

	Pro Forma Adjustments

#1	Investment in subsidiary	50,000,000
	Common stock		20,000
	Additional paid in capital		49,980,000
	To record investment for DSG Tag. Issuance of 20,000,000 shares at 2.50 per share

#2	Investment in subsidiary		50,000,000
	Common stock	98,659
	Accumulated deficit		83,407
	Additional paid in capital	49,984,748
	To remove investment during consolidation and adjust equity for reverse merger

#3	Investment in subsidiary	449,558
	Common stock		180
	Additional paid in capital		449,378
	To record investment for DSG Tag. Issuance of 179,823 shares at $2.50 per share

#4	Investment in subsidiary		449,558
	Additional paid in capital	449,558
	To remove investment during consolidation and adjust equity for reverse merger

F-2

DSG TAG SYSTEMS INC  AND SUBSIDIARY
UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT
FOR THE YEAR ENDED DECEMBER 31, 2014
UNAUDITED

		DSG Tag Systems Inc	DSG Global Inc	Combined Historial	Proforma Adjustments		Pro Forma

	Revenue, net	$3,251,964	$-	$3,251,964			$3,251,964
	Cost of sales	1,707,624	-	1,707,624			1,707,624
	Gross profit	1,544,340	-	1,544,340			1,544,340

	Operating expenses:
	Compensation expense	724,801	-	724,801			724,801
	Research and development expense	6,775	-	6,775			6,775
	General and administration expense	1,286,728	5,147	1,291,875			1,291,875
	Professional fees		15,642	15,642			15,642
	Warranty expense	58,876		58,876			58,876
	Impairment of intellectual property	-	9,550	9,550			9,550
	Depreciation and amortization expenses	11,318	-	11,318			11,318
	Total operating expenses	2,088,499	30,339	2,118,838			2,118,838

	Income (loss) from operations	(544,159)	(30,339)	(574,498)			(574,498)
	Other income (expense)
	Foreign currency exchange	348,977		348,977			348,977
	Fines and penalties	(7,032)		(7,032)			(7,032)
	Finance costs	(3,340,203)	-	(3,340,203)			(3,340,203)
	Total other income (expense)	(2,998,258)	-	(2,998,258)			(2,998,258)

	Income (loss) before income tax provision	(3,542,417)	(30,339)	(3,572,756)			(3,572,756)
	Income tax provision	-	-	-			-

	Net income (loss)	(3,542,417)	(30,339)	(3,572,756)			(3,572,756)

	Less: Net income attributable to the noncontrolling interest			-	(44,890)	2	(44,890)

	Net income (loss) to the controlling interest	$(3,542,417)	$(30,339)	$(3,572,756)			$(3,617,646)

	Earnings per share:
	Basic	$(0.043)	$(0.00)	$(0.04)			$(0.12)

	Diluted	$(0.043)	$(0.00)	$(0.04)			$(0.12)

	Weighted average number of shares outstanding:
	Basic	82,189,358	10,000,000	92,189,358	(62,009,535)	1	30,179,823

	Diluted	82,189,358	10,000,000	92,189,358	(62,009,535)	1	30,179,823

	Pro Forma Adjustments

#1	To effect shares issued upon reorganization

#2	To record 5% cumulative preferred stock

F-3

DSG TAG SYSTEMS INC  AND SUBSIDIARY
UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT
FOR THE YEAR ENDED DECEMBER 31, 2013
UNAUDITED

		DSG Tag Systems Inc	DSG Global Inc	Combined Historial	Proforma Adjustments		Pro Forma

	Revenue, net	$3,755,894	$-	$3,755,894			$3,755,894
	Cost of sales	2,244,311	-	2,244,311			2,244,311

	Gross profit	1,511,583	-	1,511,583			1,511,583
	Operating expenses:
	Compensation expense	1,953,686	-	1,953,686			1,953,686
	Research and development expense	84,158		84,158			84,158
	Professional fees	-	8,800	8,800			8,800
	General and administration expenses	1,249,618	3,979	1,253,597			1,253,597
	Warranty expense	57,427		57,427			57,427
	Depreciation and amortization expenses	78,460	-	78,460			78,460
	Total operating expenses	3,423,349	12,779	3,436,128			3,436,128

	Income (loss) from operations	(1,911,766)	(12,779)	(1,924,545)			(1,924,545)

	Other income (expense)
	Foreign currency exchange	(376,585)	-	(376,585)			(376,585)
	Fines and penalties	-	-	-			-
	Finance costs	(3,366,145)	-	(3,366,145)			(3,366,145)
	Total other income (expense)	(3,742,730)	-	(3,742,730)			(3,742,730)

	Income (loss) before income tax provision	(5,654,496)	(12,779)	(5,667,275)			(5,667,275)
	Income tax provision	-	-	-			-

	Net income (loss)	$(5,654,496)	$(12,779)	$(5,667,275)			$(5,667,275)

	Earnings per share:
	Basic	$(0.100)	$(0.00)	$(0.09)			$(0.19)

	Diluted	$(0.100)	$(0.00)	$(0.09)			$(0.19)

	Weighted average number of shares outstanding:
	Basic	56,615,077	10,000,000	66,615,077	(36,435,254)	1	30,179,823

	Diluted	56,615,077	10,000,000	66,615,077	(36,435,254)	1	30,179,823

	Pro Forma Adjustments

#1	To effect shares issued upon reorganization

F-4

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 – Basis for Pro Forma Presentation

The accompanying condensed combined pro forma financial statements illustrate the effect of the acquisition which was effective on May 6, 2015 between DSG Global Inc. (Company), and DSG Tag Systems Inc (DSG Tag) on the Company's financial position and results of operations. The pro forma condensed combined balance sheets as of December 31, 2014 and as of December 31, 2013 are based on the historical balance sheets of the Company and DSG Tag as of that date. The pro forma condensed combined balance sheet assumes the acquisition took place as of the earliest balance sheet presented, December 31, 2013.

The pro forma condensed combined income statements for the year ended December 31, 2014 and December 31, 2013 are based on the historical income statements of DSG Tag and the Company, and assumes the acquisition took place on January 1, 2013.

The pro forma condensed combined financial statements may not be indicative of the actual results of the acquisition and there can be no assurance that the foregoing results will be obtained. In particular, the pro forma condensed combined financial statements are based on the Company’s acquisition on May 6, 2015. The actual may differ.

The accompanying pro forma condensed combined financial statements should be read in conjunction with the historical financial statements of the Company and DSG Tag.

Note 2 – Acquisition

DSG Global Inc was incorporated under the laws of the State of Nevada in 2007. The Company was formed to option feature films and TV projects and then package them to sell at a profit to various studios and production companies. The Company is in the development stage. Its activities to date have been limited to capital formation, organization and development of its business plan. The Company has commenced limited operations.

DSG Tag Systems Inc. was incorporated under the laws of the State of Nevada in 2008.  DSG Tag is a technology development company engaged in the design, manufacture, and marketing of fleet management solutions for the golf industry, as well as commercial, government and military applications.  Its principal activities are the sale and rental of GPS tracking devices and interfaces for golf vehicles, and related support services.

The Reorganization has been accounted for as a reverse merger with DSG Tag being treated as the accounting acquirer.

Note 3 – Pro Forma Adjustments

Certain adjustments have been made to the historical financial statements in order to prepare the pro forma financial information as if the transaction had occurred at the beginning of the fiscal periods presented.

The adjustments are as follows:

(1) To record stock issuance of 20,000,000 common shares for the acquisition of DSG Tag at $2.50 per share.

(2) To eliminate the investment in subsidiary during consolidation and adjust equity for the reverse merger.

F-5

(3) To record stock issuance of 179,823 common shares for the settlement of a debt owed by DSG Tag at $2.50 per share.

(4) To eliminate the investment in subsidiary during consolidation and adjust equity for the reverse merger.

(5) To record non-controlling interest upon consolidation.

(6) To record 5% cumulative dividend earned on preferred shares.

Note 4 – Non-controlling Interest

DSG Tag has designated 5,000,000 shares as Series A Convertible Preferred stock and issued 4,309,384 as of December 31, 2014. The 4,309,384 shares were issued to a director of the DSG Tag in exchange for the notes payable to him. As part of the reverse merger, the preferred shares are to remain in DSG Tag and as a result was recorded in the pro forma statements as non-controlling interest. In addition, the preferred shares accrue dividends at of 5% per annum. This has been accounted for as non-controlling interest for the period of November to December 2014, the period in which the preferred shares were issued by DSG Tag.

The preferred shareholders at any time on or after the issuance date may convert their stock to common stock of the Company based on a predetermined conversion price of $1.25 per share.

F-6